Exhibit 4.2

BRITISH AMERICAN TOBACCO P.L.C.

B.A.T CAPITAL CORPORATION

B.A.T. INTERNATIONAL FINANCE P.L.C.

as the Issuers

[FORM OF] INDENTURE

Dated as of [                    ]

BRITISH AMERICAN TOBACCO P.L.C.

as Guarantor of the Notes issued by B.A.T Capital Corporation and

B.A.T. International Finance p.l.c.

CITIBANK, N.A.

as Trustee

CITIBANK, N.A.

as Authentication Agent, Paying Agent, Transfer Agent, Registrar and Calculation Agent

BRITISH AMERICAN TOBACCO P.L.C.

B.A.T CAPITAL CORPORATION

B.A.T. INTERNATIONAL FINANCE P.L.C.

Reconciliation and tie between Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and Indenture.

Trust Indenture Act Section		Indenture Section
§310	(a)(1)	6.09
	(a)(2)	6.09
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(b)	6.03, 6.07, 6.09
§311	(a)	6.11
	(b)	6.09, 6.11
§312	(a)	2.06
	(b)	10.04
	(c)	10.04
§313	(a)	6.10
	(b)	6.10
	(c)	6.10
	(d)	6.10
§314	(a)	4.03(a)
	(a)(4)	4.12
	(b)	Not Applicable
	(c)(1)	10.02(a)
	(c)(2)	10.02(b)
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	10.03
§315	(a)	6.01(b)
	(b)	6.05
	(c)	6.01(a)
	(d)	6.01(c)
	(d)(1)	6.01(c)(1)
	(d)(2)	6.01(c)(2)
	(d)(3)	6.01(c)(3)
	(e)	5.11
§316	(a)(1)(A)	5.02, 5.05
	(a)(1)(B)	5.04
	(a)(2)	Not Applicable
	(a)(last sentence)	2.10
	(b)	5.07
	(c)	7.03

Trust Indenture Act Section		Indenture Section
§317	(a)(1)	5.08
	(a)(2)	5.09
	(b)	2.04, 4.05
§318	(a)	1.04

NOTE:     This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

i

ii

NOTE: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

iii

INDENTURE, dated as of [                    ], among BRITISH AMERICAN TOBACCO P.L.C., a public limited company incorporated under the laws of England and Wales, as issuer and guarantor (when it is not the issuer of the relevant series of Notes), B.A.T CAPITAL CORPORATION, a Delaware corporation, as issuer, B.A.T. INTERNATIONAL FINANCE P.L.C., a public limited company incorporated under the laws of England and Wales, as issuer, and CITIBANK, N.A., as trustee, authentication agent, transfer agent, registrar, calculation agent and initial paying agent, unless another paying agent is appointed prior to the time the Notes are first issued.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.01.     Definitions.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

“Agent” means any Authentication Agent, Paying Agent, Transfer Agent, Registrar or Calculation Agent (each, an “Agent” and collectively, the “Agents”).

“amend” means amend, modify, supplement, restate or amend and restate, including successively; and “amending” and “amended” have correlative meanings.

“Applicable Law” means any applicable law or regulation.

“Authority” means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. Federal or state law, the UK Insolvency Act 1986, as amended and as supplemented by the Insolvency (England and Wales) Rules 2016, or law of any other jurisdiction relating to bankruptcy, insolvency, winding-up, liquidation, reorganization or relief of debtors.

“BAT” means British American Tobacco p.l.c., a public limited company incorporated under the laws of England and Wales, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder and any and all successors thereto hereunder.

“BAT Group” means the Parent and its subsidiaries, collectively.

“BATCAP” means B.A.T Capital Corporation, a Delaware corporation, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder and any and all successors thereto hereunder.

“BATIF” means B.A.T. International Finance p.l.c., a public limited company incorporated under the laws of England and Wales, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder and any and all successors thereto hereunder.

“BATNF” means B.A.T. Netherlands Finance B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder and any and all successors thereto hereunder.

“Board of Directors”, when used with reference to any Issuer, means either the board of directors of such Issuer or any duly authorized committee of such board.

“Board Resolution”, when used with reference to any Issuer, means a copy of a resolution or appropriate record of action taken pursuant to such resolution, certified by a member of the Board of Directors, the Secretary, Assistant Secretary or Deputy Secretary (or equivalent of any of the foregoing) of such Issuer to have been duly adopted by the Board of Directors of such Issuer and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day which is not, in London or New York City, or any other place of payment, a Saturday, Sunday, legal holiday or a day on which banking institutions are authorized or obligated by law or regulation to close.

“Calculation Agent” means Citibank, N.A., as calculation agent.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Company Order” means a written request or order signed in the name of the Issuer of the relevant series of Notes by any Officer, and delivered to the Trustee or any Agent, as applicable.

“Corporate Trust Office of the Trustee/Paying Agent” means (i) with respect to the Trustee and any Paying Agent appointed for Notes of a series denominated in Dollars, the office of the Trustee at which at any particular time its corporate trust business shall be administered, which office as of the date of this Indenture is (a) solely for purposes of surrender for registration of transfer or exchange or for presentation for payment or repurchase or for conversion is located at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey, Attention: Agency & Trust – [A reference to the Issuer of the relevant series of Notes], and (b) for all other purposes is located at 388 Greenwich Street, New York, New York 10013, Attention: Agency & Trust – [A reference to the Issuer of the relevant series of Notes], or such other address as the Trustee may designate from time to time by notice to the relevant Holders and such Issuer and (ii) with respect to any Paying Agent appointed for Notes of a series denominated in any Non-Dollar Currency, the office of such Paying Agent as notified in writing by such Paying Agent to the Issuer of the relevant series of Notes.

“corporation” includes corporations, associations, companies (including any limited liability company), business trusts and limited partnerships.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Notes of any series issuable or issued in whole or in part in global form, the Person specified pursuant to Section 2.01 as the initial Depositary with respect to the Notes of such series, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and thereafter “Depositary” shall mean or include such successor.

“Dollar” and “$” each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts.

“EMTN Programme” means the Euro Medium Term Note Programme to which BATIF, BATCAP and BATNF are parties as the issuers under the programme and notes issued thereunder are guaranteed by the Parent, each of the issuers thereunder (except when it is the relevant issuer) and RAI, as amended from time to time.

“Event of Default” has the meaning set forth in Section 5.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Government Obligations” means, with respect to a series of Notes, direct obligations of the government that issues the currency in which the Notes of the series are payable for the payment of which the full faith and credit of such government is pledged, or obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government, the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means the guarantee of any Guarantor given under Sections 9.01 and 9.07.

“Guarantors” means, until released in accordance with the terms of this Indenture (if ever), the Parent, except when it is the relevant Issuer, and any other Person that becomes a guarantor from time to time hereto pursuant to the terms hereof, until a successor replaces the Parent or any such other Person in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder and any and all successors thereto hereunder.

“Holder” means the Person in whose name a Note is registered on the Note register.

“IFRS” means international financial reporting standards as issued by the International Accounting Standards Board and endorsed from time to time by the United Kingdom or any variation thereof with which the Issuers or any Guarantor are, or may be, required to comply.

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the provisions hereof, and includes the terms of a particular series of Notes established as contemplated by Section 2.01.

“interest” means, unless the context otherwise requires, interest payable on any Notes, and with respect to an Original Issue Discount Note that by its terms bears interest only after maturity, interest payable after maturity.

“Interest Payment Date,” with respect to any Note, has the meaning assigned to such term in the Officer’s Certificate or any supplemental indenture setting forth the terms of such Note, as contemplated by Section 2.01.

“Issuers” means the Persons named as issuers in the introductory paragraph hereto, and any other Person that becomes an issuer from time to time hereto pursuant to the terms hereof, until a successor replaces such Person in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder and any and all successors thereto hereunder.

“Maturity Date,” when used with respect to any Note, means the date on which the principal amount of such Note becomes due and payable as therein or herein provided.

“Non-Dollar Currency” means any currency other than Dollars.

“Notes” means securities evidencing any Issuer’s unsecured indebtedness issued in one or more series from time to time under this Indenture.

“Officer” means any director, any manager, the chief executive officer, the chief financial officer, the president or a vice president, the treasurer, an assistant treasurer, the controller, the secretary or an assistant secretary (or equivalent) of the specified Person or any individual authorized by the Board of Directors to sign documents or otherwise act on behalf of such Person.

“Officer’s Certificate” means a certificate signed by an Officer of any Issuer and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel, who is acceptable to the Trustee, delivered to the Trustee. The counsel may be an employee of, or counsel to, any Issuer.

“Original Issue Discount” means “original issue discount” within the meaning of Section 1273(a) of the Code and Treasury Regulations promulgated thereunder or original issue discount for United States federal income tax purposes, as the context requires.

“Original Issue Discount Note” means any Note that is issued with Original Issue Discount.

“Parent” means BAT.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Notes” means certificated Notes (other than Global Notes) in registered form.

“Place of Payment,” when used with respect to the Notes, means the place or places where the principal of (and premium, if any) and interest on the Notes are payable as specified as contemplated by Section 4.02.

“Quoted Borrowing” means any indebtedness which: (i) is represented by notes, debentures or other securities issued otherwise than to constitute or represent advances made by banks and/or other lending institutions; (ii) is denominated, or confers any right to payment of principal and/or interest, in or by reference to any currency other than the currency of the country in which the issuer of the indebtedness has its principal place of business or is denominated, or confers any right to payment of principal and/or interest, in or by reference to the currency of such country but is sold or subscribed by or on behalf of, or by agreement with, the issuer of such indebtedness as to over 20% outside such country; and (iii) at its date of issue is, or is intended by the issuer of such indebtedness to become, quoted, listed, traded or dealt in on any stock exchange or other organized and regulated securities market in any part of the world.

“RAI” means Reynolds American Inc., a North Carolina corporation, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder and any and all successors thereto hereunder.

“Redemption Date,” when used with respect to any Note to be redeemed pursuant to Article III of this Indenture, means the date fixed for such redemption pursuant to the terms of such Article III.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee within the Corporate Trust Group (or any successor unit) of the Trustee located at the Corporate Trust Office of the Trustee/Paying Agent who has direct responsibility for the administration of this Indenture and shall also mean any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“series” refers to any separate series of Notes issued under this Indenture.

“Stated Maturity” means, when used with respect to any indebtedness or any installment of interest thereon, the dates specified in such indebtedness as the fixed date on which the principal of such indebtedness or such installment of interest, as the case may be, is due and payable.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Trustee” means, unless otherwise specified in accordance with Section 2.01(l), Citibank, N.A., until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

SECTION 1.02.    Other Definitions.

Term	Defined in Section
“Additional Amounts”	4.08
“Authentication Agent”	2.03
“Agent Member”	2.16
“Change in Tax Law”	3.07
“Covenant Defeasance”	8.01
“Exchange Rate”	2.09
“FATCA Withholding”	4.08
“Global Notes”	2.16
“Legal Defeasance”	8.01
“Paying Agent”	2.04
“Registrar”	2.04
“Relevant Taxing Jurisdiction”	4.08
“Subsidiary Guarantor”	9.07
“Subsidiary Issuers”	9.01
“Taxes”	4.08
“Transfer Agent”	2.04

SECTION 1.03.    Rules of Construction. Unless the context otherwise requires:

(a)    a term has the meaning assigned to it herein, whether defined expressly or by reference;

(b)    unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with IFRS;

(c)    “or” is not exclusive;

(d)    words in the singular include the plural, and in the plural include the singular;

(e)    “will” shall be interpreted to express a command;

(f)    words used herein implying any gender shall apply to both genders;

(g)    “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;

(h)    “£” and “pounds sterling” each refer to British pounds sterling, or such other money of the United Kingdom that at the time of payment is legal tender for payment of public and private debts;

(i)    references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time;

(j)    references to Sections, Articles or Exhibits are references to Sections, Articles or Exhibits of or to this Indenture unless context otherwise requires; and

(k)    references to the payment of principal amount of Notes shall, in the case of Original Issue Discount Notes, be read as payment of such portion of principal amount as may be specified in the terms of such series.

SECTION 1.04.    Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture, mutatis mutandis. The following TIA terms have the following meanings used in this Indenture:

“indenture securities” means the Notes.

“indenture to be qualified” means this Indenture.

“indenture trustee” means the Trustee.

“obligor on this indenture securities” means any Issuer or any other obligor on the Notes.

All other terms used in this Indenture (other than those defined herein) that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

If any provision hereof limits, qualifies or conflicts with the duties imposed by any of Sections 310 through 317, inclusive, of the TIA through the operation of Section 318(c) thereof, such imposed duties shall control.

ARTICLE II

The Notes

SECTION 2.01.    Amount of Notes. The aggregate principal amount of Notes that may be authenticated by the applicable Authentication Agent and delivered under this Indenture is unlimited.

The Notes may be issued by any of BAT, BATCAP or BATIF in one or more series for original issue. There shall be established in or pursuant to authority granted by one or more Board Resolutions of the Issuer of the relevant series of Notes and set forth in an Officer’s Certificate or established in one or more indentures supplemental hereto, prior to the issuance of any series of Notes, all or any of the following, as applicable (each of which, if so provided, may be determined from time to time by the relevant Issuer with respect to unissued Notes of that series and set forth in the Notes of that series when issued from time to time):

(a)    the title of the Notes of that series (which shall distinguish the Notes of that series from all other series of Notes);

(b)    any limit upon the aggregate principal amount of the Notes of that series which may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of that series pursuant to Section 2.07, 2.08, 2.11, 3.06 or 7.04);

(c)    the dates on which or periods during which the Notes of that series may be issued and the Maturity Date for the Notes of that series (or manner of determining the same) (which, if so provided in such Officer’s Certificate or any supplemental indenture, may be determined by the Issuer of the relevant series of Notes from time to time and set forth in the Notes of that series issued from time to time);

(d)    if the principal amount payable at the stated Maturity Date of the Notes of that series will not be determinable as of any one or more dates prior to such stated Maturity Date, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity Date other than the stated Maturity Date and which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in Dollars;

(e)    the rate or rates (or the manner of calculation thereof) at which the Notes of that series shall bear interest (if any), the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable (or manner of determining the same) and the regular record date for the interest payable on any Notes on any Interest Payment Date and the extent to which, or the manner in which, any interest is payable on a temporary Global Note on an Interest Payment Date;

(f)    the right of the Issuer or of the relevant series of Notes, if any, to, and the terms upon which such Issuer may, forgo or defer payment of interest on the Notes of that series, including any maximum duration of any such deferral or deferrals and the additional interest, if any, payable on the Notes of that series during any deferral of the Interest Payment Date;

(g)    the place or places where, subject to the provisions of Section 4.02, the principal of, and premium, if any, and interest, if any, and Additional Amounts, if any, on Notes of that series shall be payable, any Notes of that series may be surrendered for registration of transfer, any Notes of that series may be surrendered for exchange, and notices and demands to or upon the Issuer of the relevant series of Notes in respect of the Notes of that series and this Indenture may be served;

(h)    if applicable, the period or periods within which (or manner of determining the same), the price or prices at which (or manner of determining the same), the currency or currency unit in which, and the terms and conditions upon which Notes of that series may be redeemed, in whole or in part, at the option of the Issuer of the relevant series of Notes, and any remarketing arrangements with respect to the Notes of that series;

(i)    the denominations in which any Notes of that series shall be issuable, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof (or in the case of Notes denominated in a Non-Dollar Currency, the equivalent thereof in each case (rounded to an integral multiple of 1,000 units of such Non-Dollar Currency));

(j)    if Non-Dollar Currency, the currency, currencies or currency units in which the principal of or any premium or interest or Additional Amounts on any Notes of that series shall be payable;

(k)    if other than the entire principal amount thereof, the portion of the principal amount of Notes of that series which shall be payable upon a declaration of acceleration of the Maturity Date thereof pursuant to Section 5.02;

(l)    any acceleration provisions, Events of Default and covenants of the Issuer of the relevant series of Notes with respect to the Notes of that series, whether or not such acceleration provisions, Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

(m)    if a Person other than Citibank, N.A. is to act as Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent for the Notes of that series, the name and location of the Corporate Trust Office of such Trustee, Registrar, Transfer Agent, Paying Agent or Calculation Agent, as applicable;

(n)    if other than as set forth in Article VIII, provisions for the defeasance, satisfaction and discharge of this Indenture with respect to the Notes of that series;

(o)    the date as of which any Global Note representing outstanding Notes of that series shall be dated if other than the date of original issuance of the first Note of that series to be issued;

(p)    the application, if any, of Section 4.08 to the Notes of that series;

(q)    whether the Notes of that series shall be issued in whole or in part in the form of a Global Note or Notes and, in such case, the initial Depositary, if any, for such Global Note or Notes, whether such global form shall be permanent or temporary and the form of any legend or legends to be borne by any such global note;

(r)    if Notes of that series are to be issuable initially in the form of a temporary Global Note, the circumstances under which the temporary Global Note can be exchanged for definitive Notes and whether the definitive Notes will be in global form;

(s)    whether the Notes of that series will be convertible or exchangeable into other securities of the Issuer of the relevant series of Notes or another Person (including any ordinary shares, preferred shares, other debt securities or warrants for ordinary shares, preferred shares or other securities of any kind), and if so, the terms and conditions upon which such Notes will be so convertible or exchangeable, including the conversion price or exchange rate and the conversion or exchange period, the terms of any additional redemption rights of such Issuer relating to such terms and conditions for conversion or exchange, and any additions or changes to the Indenture with respect to the Notes of such series to permit or facilitate such conversion or exchange;

(t)    whether the Notes of that series are to be issued as Original Issue Discount Notes and the amount of discount with which the Notes of that series may be issued and the rate or rates at which Original Issue Discount will accrue;

(u)    the obligation, if any, of the Issuer of the relevant series of Notes to redeem, purchase or repay the Notes of that series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Notes of that series, shall be redeemed purchased or repaid, in whole or in part, pursuant to such obligations;

(v)    if the amount of principal, premium or interest with respect to the Notes of that series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

(w)    with regard to Notes of any series that do not bear interest, the dates for certain required reports to the Trustee;

(x)    the intended United States federal income tax consequences of the Notes of that series;

(y)    the subordination, if any, of the Notes pursuant to this Indenture and any related changes or additions to the provisions of this Indenture then in effect;

(z)    the Guarantees, if any, to be provided in respect of any series of Notes and the terms thereof, including, among other things, the method for determining the identity of the Guarantors and the conditions under which Guarantees will be added or released;

(aa)    the form of the Notes of that series and, if applicable, the Guarantees to be endorsed thereon; and

(bb)    any other terms of that series (which terms shall not be inconsistent with the provisions of this Indenture).

All Notes of any particular series shall be substantially identical except as to issue date, issue price, denomination, rate of interest, Maturity Date and the date from which interest, if any, shall accrue, and except as may otherwise be provided in or pursuant to such Officer’s Certificate or any supplemental indenture relating thereto. All Notes of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional Notes of such series.

Notwithstanding anything else in this Indenture to the contrary, at the option of the Issuer of the relevant series of Notes, additional notes in respect of any series of Notes may be issued with the same CUSIP number as the Notes of any applicable series initially issued under this Indenture; provided that such Issuer has furnished an Opinion of Counsel to the Trustee confirming that all conditions precedent to the issuance and authentication of the Notes have been complied with and that such issuance would not conflict with federal and state securities laws and the rules and regulations of the Commission. Such additional notes of any series will have substantially identical terms and conditions as the applicable Notes initially issued under this Indenture of such series in all respects, except as described in the paragraph above and will be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that any such additional notes that have the same CUSIP, ISIN or other identifying number as the outstanding Notes of a series must be fungible with the outstanding notes of that series for U.S. federal income tax purposes.

SECTION 2.02.    Form and Dating. Each Note shall be dated the date of its authentication. The Authentication Agent’s certificate of authentication on all Notes shall be in substantially the following form: “This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture”.

The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuer of the relevant series of Notes, the Trustee and each Agent, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall control and be binding.

The Notes of any particular series may be presented for registration of transfer and exchange at the offices of the Registrar.

SECTION 2.03.    Execution and Authentication. The Notes shall be executed on behalf of the Issuer of the relevant series of Notes by any Officer. The signature of any of these Officers on the Notes may be manual or facsimile.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the applicable Authentication Agent authenticates the Note, the Note shall be valid nevertheless.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the applicable Authentication Agent by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer of such Note, and such Issuer shall deliver such Note to the applicable Paying Agent for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The Notes of each series shall be issuable in such denominations as shall be specified as contemplated by Section 2.01. In the absence of any such provisions with respect to the Notes of any series, the Notes of such series denominated in Dollars shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof and the Notes of such series denominated in a Non-Dollar Currency shall be issuable in denominations equivalent to $2,000 and integral multiples equivalent to $1,000 in excess thereof in that Non-Dollar Currency (in each case rounded to an integral multiple of 1,000 units of such Non-Dollar Currency).

The Trustee may appoint an authenticating agent (the “Authentication Agent”) acceptable to the relevant Issuer to authenticate Notes. Any such appointment shall be evidenced by an instrument signed by a Responsible Officer, a copy of which shall be furnished to such Issuer. The Trustee hereby appoints with due care Citibank, N.A., as the Authentication Agent and Citibank, N.A. hereby accepts such appointment. Each Issuer hereby confirms this appointment as acceptable to it. The Trustee shall have no responsibility to compensate, reimburse or indemnify the Authentication Agent. The Trustee may change an Authentication Agent without prior notice to the relevant Holders; provided such Authentication Agent is acceptable to the Issuer of the relevant series of Notes.

SECTION 2.04.    Registrar and Paying Agent. Each Issuer shall maintain an office or agency where Notes of such Issuer may be presented for registration of transfer or for exchange (the “Registrar”), an office or agency where Notes of such Issuer may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands to or upon such Issuer, if any, in respect of the Notes of such Issuer and this Indenture may be served. The applicable Registrar shall keep a register of the Notes and of their transfer and exchange. Each Issuer may have one or more additional Paying Agents and for each series of Notes of such Issuer denominated in a Non-Dollar Currency, such Issuer shall appoint a separate Paying Agent under a supplemental indenture which supplemental indenture shall be in form and substance acceptable to such Paying Agent. Money held by such Paying Agent shall be held as banker, not subject to the UK FCA Client Money Rules, and need not be segregated except as required by law. The term “Paying Agent” includes any additional Paying Agent. Each Issuer shall also appoint a transfer agent (the “Transfer Agent”).

Each Issuer shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture. Such agreement shall implement the provisions of this Indenture that relate to such Agent. Such Issuer shall notify the Trustee of the name and address of any such Agent. If any of the Issuers fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 6.06.

Each Issuer initially appoints Citibank, N.A., as Registrar, Transfer Agent, Paying Agent and Calculation Agent in connection with the Notes of such Issuer and this Indenture, unless another Paying Agent is appointed prior to the time the Notes of any applicable series are first issued, and the registered office of Citibank, N.A., as the office or agency of each Issuer for such purposes, and each Issuer may change any Paying Agent, any Registrar, any Transfer Agent or any Calculation Agent appointed in connection with the Notes of such Issuer without prior notice to the relevant Holders. Each Issuer or any of its subsidiaries may act as Paying Agent, Transfer Agent, Registrar or Calculation Agent.

SECTION 2.05.    Paying Agent To Hold Money in Trust. Each Paying Agent shall hold in trust for the benefit of the relevant Holders or the Trustee all money held by such Paying Agent for the payment of principal of, premium, if any, or interest on the Notes (whether such money has been paid to it by the Issuer of the relevant series of Notes or any other obligor on such Notes), and the Issuer of the relevant series of Notes and such Paying Agent shall notify the Trustee of any default by such Issuer (or any other obligor on such Notes) in making any such payment. In no event shall the applicable Paying Agent be liable for any interest on any money received by it hereunder; provided that if the Issuer of the relevant series of Notes or an Affiliate thereof acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold such money in a separate trust fund. The Issuer of the relevant series of Notes at any time may require the applicable Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of the Event of Default specified in Section 5.01(a), upon written request to such Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, such Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06.    Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the

Holders of each series of Notes. If the Trustee is not the Registrar of the relevant series of Notes, the Issuer of such series shall furnish or cause to be furnished to the Trustee (i) at least five Business Days before each Interest Payment Date with respect to such series of Notes outstanding on the record date relating to such Interest Payment Date, but in any event not less frequently than semi-annually, and (ii) at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of such series; provided that, as long as the Trustee is the Registrar, no such list need be furnished.

SECTION 2.07.    Transfer and Exchange. Subject to Section 2.16, when Notes are presented to the applicable Transfer Agent with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations of the same series, such Transfer Agent shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer of the relevant series of Notes and the applicable Transfer Agent, duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer of the relevant series of Notes shall issue and execute, and the applicable Authentication Agent shall authenticate, new Notes evidencing such transfer or exchange at the request of the applicable Transfer Agent. No service charge shall be made to the Holder for any registration of transfer or exchange. The Issuer of the relevant series of Notes may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06 or 7.04 (in which events such Issuer shall be responsible for the payment of such taxes). The applicable Transfer Agent shall not be required to exchange or register a transfer of (i) any Notes for a period of 15 days ending on the due date for any payment of principal in respect of the Notes or (ii) any Notes selected, called or being called for redemption.

Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book-entry system.

SECTION 2.08.    Replacement Notes. If a mutilated Note of any series is surrendered to the applicable Registrar or the Trustee, if surrendered to the Trustee to be forwarded to such Registrar, or if the Holder of a Note of any series claims that the Note has been lost, destroyed or wrongfully taken, the Issuer of such series of Notes shall issue and the applicable Authentication Agent shall authenticate a replacement Note of such series if the Holder of such Note furnishes to such Issuer and such Authentication Agent, with a copy to the Trustee, evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the applicable Authentication Agent or the Issuer of the relevant series of Notes, an indemnity bond shall be posted, sufficient in the judgment of all to protect such Issuer, the Trustee or any Agent from any loss that any of them may suffer if such Note is replaced. Such Issuer may charge such Holder for such Issuer’s reasonable out-of-pocket expenses in replacing such Note and such

Authentication Agent may charge such Issuer for such Authentication Agent’s reasonable expenses (including, without limitation, attorneys’ fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Issuer of the relevant series of Notes.

SECTION 2.09.    Outstanding Notes. The Notes outstanding at any time are all Notes that have been authenticated by the applicable Authentication Agent except for (i) those canceled by it; (ii) those delivered to it for cancellation; (iii) to the extent set forth in Sections 8.01 and 8.02, on or after the date on which the conditions set forth in Section 8.01 or 8.02 have been satisfied, those Notes theretofore authenticated and delivered by such Authentication Agent hereunder; and (iv) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer of such Note or one of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the applicable Authentication Agent, with a copy to the Trustee, receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer of such Note.

If the applicable Paying Agent holds, in its capacity as such, on any Maturity Date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

For each series of Original Issue Discount Notes, the principal amount of such Notes that shall be deemed to be outstanding and used to determine whether the necessary Holders have given any request, demand, authorization, direction, notice, consent or waiver shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 5.02.

For each series of Notes denominated in a Non-Dollar Currency, the principal amount of such Notes that shall be deemed to be outstanding and used to determine whether the necessary Holders have given any request, demand, authorization, direction, notice, consent or waiver shall be the Dollar equivalent, as determined by the Issuer of the relevant series of Notes by reference to the noon buying rate in New York for cable transfers for such currency, as such rate is certified for customs purposes by the Federal Reserve Bank of New York (the “Exchange Rate”) on the date of original issuance of such Notes, of the principal amount (or, in the case of Original Issue Discount Notes, the Dollar equivalent, as determined by the Issuer of the relevant series of Notes by reference to the Exchange Rate on the date of the original issuance of such Notes, of the amount determined as provided above), of such Notes.

SECTION 2.10.    Treasury Notes. In determining whether the Holders of the required principal amount of Notes of a series have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer of the relevant series of Notes or any other Affiliate of such Issuer shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has actually received an Officer’s Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Issuer of the relevant series of Notes, any other obligor on such Notes or any of their respective Affiliates.

SECTION 2.11.    Temporary Notes. Until definitive Notes are prepared and ready for delivery, the Issuer of the relevant series of Notes may prepare and the applicable Authentication Agent shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer of the relevant series of Notes considers appropriate for temporary Notes. Without unreasonable delay, the Issuer of the relevant series of Notes shall prepare and the applicable Authentication Agent shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.12.    Cancellation. The Issuer of the relevant series of Notes at any time may deliver Notes of such series to the applicable Paying Agent for cancellation. The applicable Registrar shall forward to such Paying Agent any Notes surrendered to it for registration of transfer, exchange or payment. Such Paying Agent shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall deliver evidence of such canceled Notes to the Issuer of the relevant series of Notes upon such Issuer’s request. The Issuer of the relevant series of Notes may not reissue or resell, or issue new Notes to replace Notes that such Issuer has redeemed or paid, or that have been delivered to such Paying Agent for cancellation (other than in accordance with this Indenture).

SECTION 2.13.    Defaulted Interest. If the Issuer of the relevant series of Notes defaults on a payment of interest on such series of Notes, and the applicable grace period shall have expired, it may at its option pay the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent record date (which shall not be less than five Business Days prior to the date of payment of such defaulted interest), and such Issuer will notify such Holders of such record date. The Issuer of the relevant series of Notes may make payment of any defaulted interest to the relevant Holders in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which such series of Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by such Issuer to the Trustee and the applicable Paying Agent of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.14.    CUSIP Number. The Issuer of the relevant series of Notes in issuing such series of Notes may use a “CUSIP”, “ISIN” or other similar number, and if so, such CUSIP, ISIN or other similar number shall be included in notices of redemption or exchange as a convenience to the relevant Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or other similar number printed in the notice or on the applicable series of Notes, and that reliance may be placed only on the other identification numbers printed on such Notes. Such Issuer shall promptly notify the Trustee and the applicable Paying Agent of any such CUSIP, ISIN or other similar number used by such Issuer in connection with the issuance of any series of Notes and of any change in the CUSIP, ISIN or other similar number.

SECTION 2.15.    Deposit of Moneys. With respect to the Notes of a series denominated in Dollars, prior to 11:00 a.m., New York time, and, with respect to the Notes of a series denominated in any Non-Dollar Currency, prior to 11:00 a.m., London time, or as advised by the applicable Paying Agent in relation to any Non-Dollar Currency other than euro and pounds sterling, on each Interest Payment Date (or, if such Interest Payment Date is not a Business Day, the day on which such interest payment is made) and Maturity Date (or, if such Maturity Date is not a Business Day, the day on which such principal payment is made), the Issuer of the relevant series of Notes shall have deposited with the applicable Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits such Paying Agent to remit payment to the Holders on such Interest Payment Date (or, if such Interest Payment Date is not a Business Day, the day on which such interest payment is made) or Maturity Date (or, if such Maturity Date is not a Business Day, the day on which such principal payment is made), as the case may be. The principal and interest on a Global Note shall be payable to the Depositary of such Global Note or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person or by mail, at the office of the applicable Paying Agent.

SECTION 2.16.    Book-Entry Provisions for Global Notes. (a) Any series of Notes may initially be represented by one or more Notes of the same series in registered, global form without interest coupons. Any global notes representing the Notes (collectively, the “Global Notes”) initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, in each case for credit to an account of a member of, or direct or indirect participant in, the Depositary (an “Agent Member”); and (ii) be delivered to Citibank, N.A. as custodian for such Depositary.

(b)    Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or its custodian, or under the Global Notes, and the Depositary may be treated by the Issuer of the relevant series of Notes, the Trustee and any agent of such Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer of the relevant series of Notes, the Trustee or any agent of such Issuer, any Agent or the Trustee from giving effect to any written certification, proxy or other authorization (which may be in electronic form) furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(c)    None of the Issuer of the relevant series of Notes, any Guarantor thereof (if applicable), the Trustee, the applicable Registrar, any Paying Agent or any agent of any of them shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Notes, for maintaining, supervising or reviewing any records relating to such beneficial owner interests, or for any acts or omissions of a Depositary or for any transactions between a Depositary and any beneficial owner or between or among beneficial owners. No owner of a beneficial interest in the Notes shall have any rights under this Indenture, and the Depositary or its nominee, if any, shall be deemed and treated by the Issuer of the relevant series of Notes, any Guarantor thereof (if applicable), the Trustee, the applicable Registrar, any Paying Agent or any agent of any of them as the absolute owner and Holder of such Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer of the relevant series of Notes, any Guarantor thereof (if applicable), the Trustee, the applicable Registrar, any Paying Agent or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by a Depositary, or any of its members and any other Person on whose behalf such member may act, the operation of customary practices of such Persons governing the exercise of the rights of a beneficial owner of any Notes.

(d)    Transfers and exchanges pursuant to this Section 2.16 may only be made between Notes of the same series. Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depositary. In addition, a Global Note shall be exchangeable for Physical Notes if (i) the Depositary (x) notifies the Issuer of the relevant series of Notes that it is unwilling or unable to continue as depositary for such Global Note or (y) has ceased to be registered as a clearing agency under the Exchange Act, and, with respect to (x) or (y), the Issuer of the relevant series of Notes thereupon fails to appoint a successor depositary within 90 days of such notice or cessation; (ii) the Issuer of the relevant series of Notes, at its option, notifies the Trustee and the applicable Authentication Agent in writing that it elects to effect the issuance of Physical Notes or (iii) upon the request of the Depositary at any time that there shall have occurred and be continuing an Event of Default with respect to the Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).

(e)    In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.16, the applicable Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer of the relevant series of Notes shall execute, and the applicable Authentication Agent shall upon receipt of a Company Order from such Issuer authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

(f)    In connection with the transfer of Global Notes of a series as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.16, the Global Notes shall be deemed to be surrendered to the applicable Paying Agent for cancellation, and the Issuer of the relevant series of Notes shall execute, and the applicable Authentication Agent shall authenticate and deliver, to each beneficial owner identified by the Depositary in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

(g)    Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(h)    The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.17.    Computation of Interest. Interest on the Notes of a series shall be computed in accordance with the terms of the Notes of such series.

ARTICLE III

Redemption and Prepayment

SECTION 3.01.    Election To Redeem; Notices to Trustee. Notes of any series that are redeemable before their Stated Maturity shall be redeemable in accordance with their respective terms and (except as otherwise specified as contemplated by Section 2.01 for Notes of any series) in accordance with this Article III. Any redemption may, at the discretion of the Issuer of the relevant series of Notes, be subject to the satisfaction of one or more conditions precedent.

If the Issuer of the relevant series of Notes elects to redeem any Notes pursuant to this Article III, at least 10 days prior to the Redemption Date (unless a shorter period is acceptable to the Trustee and the applicable Paying Agent) but not more than 60 days prior to the Redemption Date (unless a longer period is acceptable to the Trustee and the applicable Paying Agent), such Issuer shall notify the Trustee and such Paying Agent in writing of the series of Notes to be redeemed, the Redemption Date and the principal amount of such Notes to be redeemed and the Redemption Price, and deliver to the Trustee and such Paying Agent, no later than two Business Days prior to the Redemption Date (unless a shorter period is acceptable to the Trustee and such Paying Agent), an Officer’s Certificate stating that such redemption will comply with the conditions contained this Article III. Any such notice may be canceled at any time prior to the mailing of such notice of such redemption to any Holder and shall thereupon be void and of no effect. The notice shall reflect the conditions to the redemption and shall be specified by the Issuer of the relevant series of Notes.

SECTION 3.02.    Selection of Notes To Be Redeemed. If the Issuer of the relevant series of Notes elects to redeem less than all of the Notes of such series at any time, in the case of Notes issued in definitive form, the Notes to be redeemed shall be selected in accordance with applicable procedures of the Depositary.

SECTION 3.03.    Notice of Redemption. Notice of any optional redemption shall be given in accordance with Section 10.01 hereto at least 10 days but not more than 60 days before the Redemption Date to each holder of the Notes to be redeemed. The Issuer of the relevant series of Notes may provide in the notice that payment of the Redemption Price and performance of such Issuer’s obligations with respect to the redemption or purchase may be performed by another Person.

The notice shall identify the Notes to be redeemed (including the series and the CUSIP and/or ISIN numbers thereof) and shall state:

(a)    the Redemption Date;

(b)    the Redemption Price;

(c)    any conditions to the redemption as specified by the Issuer of such series of Notes;

(d)    if fewer than all outstanding Notes of a series are to be redeemed, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

(e)    the name and address of the applicable Paying Agent;

(f)    that Notes called for redemption must be surrendered to the applicable Paying Agent to collect the Redemption Price;

(g)    that unless the Issuer of such series of Notes defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(h)    the aggregate principal amount of Notes of such series that are being redeemed;

(i)    the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(j)    that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN number, if any, listed in such notice or printed on the Notes.

At the written request of the Issuer of the relevant series of Notes made at least five Business Days prior to the date on which notice is to be given (unless a shorter period is acceptable to the applicable Paying Agent), the applicable Paying Agent shall give the notice of redemption to the Holders in such Issuer’s name and at such Issuer’s sole expense.

SECTION 3.04.    Effect of Notice of Redemption. Once the notice of redemption described in Section 3.03 is sent (or delivered as required by the Depositary), Notes called for redemption shall, subject to the satisfaction of any applicable conditions, become irrevocably due and payable on the Redemption Date and at the Redemption Price, including any premium, plus interest accrued and unpaid to, but excluding, the Redemption Date. Upon surrender to the applicable Paying Agent, such Notes shall be paid at the Redemption Price, including any premium, plus interest accrued and unpaid to, but excluding, the Redemption Date; provided that (i) if the Redemption Date is after a record date and on or prior to the related Interest Payment Date, the accrued and unpaid interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date; and (ii) if a Redemption Date is not a Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day. Such notice, if sent (or delivered as required by the Depositary) in the manner provided in Section 3.03, shall be conclusively presumed to have been given whether or not the Holder receives such notice.

SECTION 3.05.    Deposit of Redemption Price. With respect to the Notes of a series denominated in Dollars, prior to 11:00 a.m., New York time, and, with respect to the Notes of a series denominated in any Non-Dollar Currency, prior to 11:00 a.m., London time, or as advised by the applicable Paying Agent in relation to any Non-Dollar Currency other than euro and pounds sterling, or, in each case, such other time as may be agreed by the Issuer of the relevant series of Notes and the applicable Paying Agent, on each Redemption Date, subject to the satisfaction of any applicable conditions, the Issuer of the relevant series of Notes shall deposit with the applicable Paying Agent in immediately available funds money sufficient to pay the Redemption Price of, including premium, if any, and accrued and unpaid interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by such Issuer to the applicable Paying Agent for cancellation.

On and after any Redemption Date, if money sufficient to pay the Redemption Price of, including premium, if any, and accrued and unpaid interest on Notes called for redemption shall have been made available in accordance with the immediately preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price of, including premium, if any, and, subject to Section 3.04, accrued and unpaid interest on such Notes to, but excluding, the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.

SECTION 3.06.    Notes Redeemed in Part. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof that is to be redeemed. The Issuer of the relevant series of Notes will issue and execute, and the applicable Authentication Agent will authenticate, a new Note of such series in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the Redemption Date. On and after such date, unless such Issuer defaults in payment of the Redemption Price on such date, interest ceases to accrue on the Notes or portions thereof called for such redemption.

SECTION 3.07.    Tax Redemption. Each series of Notes is also redeemable by the Issuer of such series, in whole but not in part, at 100% of the principal amount of such Notes plus any accrued and unpaid interest (including any Additional Amounts) to the applicable Redemption Date at such Issuer’s option at any time prior to their maturity if, due to a Change in

Tax Law (as defined below): (i) the Issuer of the relevant series of Notes or, if applicable, any Guarantor thereof, in accordance with the terms of such Notes or, if applicable, any Guarantee, has, or would, become obligated to pay any Additional Amounts to the Holders of the Notes of that series; (ii) in the case of any Guarantor, (A) the Parent would be unable, for reasons outside its control, to procure payment by the Issuer of the relevant series of Notes (if other than the Parent) or any other Guarantor thereof or (B) the procuring of such payment by such Issuer and each such other Guarantor would be subject to withholding Taxes imposed by a Relevant Taxing Jurisdiction; and (iii) such obligation cannot otherwise be avoided by such Guarantor, the Parent or such Issuer taking reasonable measures available to it. In such case, such Issuer may redeem the applicable Notes upon not less than 30 nor more than 60 days’ notice as provided in Section 3.03, at 100% of the principal amount of such Notes plus accrued and unpaid interest to the Redemption Date (including Additional Amounts); provided that (i) no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which such Issuer or such Guarantor, as the case may be, would be obligated to pay any such Additional Amounts in respect of the applicable Notes or applicable Guarantee then due; and (ii) at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. The right of the Issuer of the relevant series of Notes to redeem such Notes shall continue as long as such Issuer or, if applicable, any Guarantor thereof is obligated to pay such Additional Amounts, notwithstanding that such Issuer or any such Guarantor, as the case may be, shall have made payments of Additional Amounts. Prior to the giving of any such notice of redemption, the relevant Issuer must deliver to the Trustee: (i) an Officer’s Certificate stating that such Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of such Issuer to so redeem have occurred; and (ii) an opinion of independent counsel or an independent accountant of recognized standing with respect to tax matters of the Relevant Taxing Jurisdiction, selected by the relevant Issuer or the relevant Guarantor, as applicable, to the effect that such Issuer or such Guarantor has, or would, become obligated to pay such Additional Amounts as a result of such Change in Tax Law.

For the purposes hereof, “Change in Tax Law” shall mean: (i) any changes in, or amendment to, any law of a Relevant Taxing Jurisdiction (including any regulations or rulings promulgated thereunder and including, for this purpose, any treaty entered into by the Relevant Taxing Jurisdiction) or any amendment to or change in the application or official interpretation (including judicial or administrative interpretation) of such law, which change or amendment becomes effective or, in the case of an official interpretation, is announced, on or after the first date of issuance of Notes of such series pursuant to Section 2.01; or (ii) if the Issuer of the relevant series of Notes or, if applicable, any Guarantor thereof consolidates, merges, amalgamates or combines with, or transfers or leases its assets substantially as an entirety to, any person that is incorporated or tax resident under the laws of any jurisdiction other than a Relevant Taxing Jurisdiction (a “successor”) and as a consequence thereof such person becomes the successor obligor to such Issuer or such Guarantor in respect of Additional Amounts that may become payable (in which case, for purposes of this redemption provision, all references to such Issuer or such Guarantor shall be deemed to be and include references to such person), any change in, or amendment to, any law of the jurisdiction of organization or tax residence of such successor, or the jurisdiction through which payments will be made by the successor, or any political subdivision or taxing authority thereof or thereon for purposes of taxation (including any regulations or rulings promulgated thereunder and including, for this purpose, any treaty entered into by such jurisdiction) or any amendment to or change in the application or official interpretation (including judicial or administrative interpretation) of such law, which change or amendment becomes effective or, in the case of an official interpretation, is announced, on or after the date of such consolidation, merger, amalgamation, combination or other transaction.

ARTICLE IV

Covenants

SECTION 4.01.    Payment of Principal, Premium and Interest. Each Issuer covenants and agrees that it will duly and punctually pay the principal of (and premium, if any) and interest on the Notes of each series issued by such Issuer in accordance with the terms of the Notes of such series and this Indenture.

SECTION 4.02.    Maintenance of Office or Agency. Each Issuer will maintain in each Place of Payment for Notes an office or agency where Notes of such Issuer may be presented or surrendered for payment, where Notes of such Issuer may be presented for registration of transfer or exchange and where notices and demands to or upon such Issuer in respect of the Notes of such Issuer and this Indenture may be served. Each Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time any Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands (except for service of process in relation to any proceeding arising out of or relating to the performance of the obligations of each Issuer under this Indenture and the Notes) may be made or served at the Corporate Trust Office of the Trustee/applicable Paying Agent, and each Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands; provided that, with respect to any series of Notes of such Issuer issued in Non-Dollar currency, any presentations, surrenders, notices and demands (except for service of process in relation to any proceeding arising out of or relating to the performance of the obligations of each Issuer under this Indenture and the Notes) may be made or served at the Corporate Trust Office of the Paying Agent for such series of Notes, and each Issuer hereby appoints the Paying Agent for such series of Notes as its agent to receive any presentations, surrenders, notices and demands for such Notes.

Each Issuer may also from time to time designate one or more other offices or agencies where the Notes of such Issuer may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve such Issuer of its obligation to maintain an office or agency in each Place of Payment for Notes for such purposes. Such Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.03.    Reports by the Issuers. (a) If any Issuer or any Guarantor is subject to TIA § 314(a), the requirement to deliver to the Trustee and the relevant Holders the annual reports and information, documents, and other reports which any Issuer or any Guarantor is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act will be satisfied if the relevant Issuer or the relevant Guarantor files such reports, information and documents electronically using the Commission’s EDGAR electronic filing system or any successor system, and such reports, information and documents are publicly available on the Commission’s web site.

(b)    Notwithstanding anything herein to the contrary, in the event that any Issuer fails to comply with its obligation to file or provide such information, documents and reports as required hereunder, such Issuer will be deemed to have cured such Default for purposes of Section 5.01(b) upon the filing or provision of all such information, documents and reports required hereunder prior to the expiration of 120 days after written notice to such Issuer of such failure from the Trustee or from the Holders of at least 25% of the principal amount of the applicable series of Notes (with a copy to the Trustee).

(c)    Notwithstanding anything herein to the contrary, the information, documents and reports required pursuant to this Indenture may, at the option of the relevant Issuer, instead be those of any direct or indirect parent entity of such Issuer so long as such parent entity has fully and unconditional guaranteed by execution of this Indenture in the case of the Parent (if such Issuer is BATCAP or BATIF), or fully and unconditionally guarantees, by execution of a supplemental indenture, the obligations of such Issuer in respect of the Notes and such parent entity and such Issuer comply with the requirements of Rule 3-10 of Regulation S-X promulgated by the Commission (or any successor provision).

(d)    Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including any Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

SECTION 4.04.    Corporate Existence. Subject to Section 4.10, each Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation.

SECTION 4.05.    Money for Notes Payments. If an Issuer shall at any time act as its own Paying Agent with respect to a series of Notes, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Notes of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever an Issuer shall have a Paying Agent for a series of Notes, it will, with respect to the Notes of a series denominated in Dollars, prior to 11:00 a.m., New York time, and, with respect to the Notes of a series denominated in any Non-Dollar Currency, prior to 11:00 a.m., London time, or as advised by such Paying Agent in relation to any Non-Dollar Currency other than euro and pounds sterling, or, in each case, such other time as may be agreed by the Issuer of the relevant series of Notes and the applicable Paying Agent, on each due date of the principal of (and premium, if any) or interest on the Notes of such series, deposit with the applicable Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) such Issuer will promptly notify the Trustee of its action or failure so to act.

If a Paying Agent is not a party to this Indenture, the Issuer of the relevant series of Notes will cause such Paying Agent, other than the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.05, that such Paying Agent will:

(a)    hold in trust all sums held by it for the payment of the principal of (and premium, if any) or interest on the Notes of such series for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b)    give the Trustee notice of any default by such Issuer (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest on the Notes of such series; and

(c)    at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held by such Paying Agent.

Each Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct the applicable Paying Agent to pay, to the Trustee all sums held by such Paying Agent or held in trust by such Issuer, such sums to be held in trust by the Trustee; and, upon such payment by such Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

SECTION 4.06.    Payment of Taxes and Other Claims. Each Issuer will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon such Issuer or upon the income, profits or property of such Issuer, and (ii) all material lawful claims against such Issuer for labor, materials and supplies, which in the case of either clause (i) or (ii) of this Section 4.06, if unpaid, might by law become a lien upon a property; provided, however, that such Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 4.07.    Stay, Extension and Usury Laws. Each Issuer and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.08.    Payment of Additional Amounts. (a) In the case of the Notes issued by BAT or BATIF, unless either inapplicable to a particular series or specifically deleted or modified in or pursuant to the Officer’s Certificate or any supplemental indenture establishing such series of Notes or in the form of note for such series, the applicable Issuer or, if applicable, each Guarantor of such Notes will make payments of, or in respect of, principal, premium (if any) and interest on the Notes, or any payment pursuant to the applicable Guarantee, as the case may be, without withholding or deduction for or on account of any present or future tax, levy, impost or other similar governmental charge (“Taxes”) imposed, assessed, levied or collected by or for the account of the United Kingdom, the Netherlands (in the case of a payment by BATNF) or the United States (in the case of a payment by BATCAP or RAI), including in each case any political subdivision thereof or any authority thereof having the power to tax (a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law.

If such Issuer or, if applicable, any such Guarantor is required by a Relevant Taxing Jurisdiction to so withhold or deduct such Taxes, such Issuer or, if applicable, such Guarantor will pay to the Holder such additional amounts (“Additional Amounts”) as will result in the receipt by the Holder of such amounts as would have been received by it if no such withholding or deduction of Taxes had been required; provided, however, that Additional Amounts with respect to any United States Tax shall be payable only to Holders that are not United States persons (within the meaning of the Code) and provided further, that neither the applicable Issuer nor such Guarantor shall be required to pay any Additional Amounts for or on account of:

(1)    any Taxes that would not have been so imposed, assessed, levied or collected but for the Holder or beneficial owner of the applicable Note or Guarantee (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) being or having been a domiciliary, national or resident of, or engaging or having been engaged in a trade or business, maintaining or having maintained a permanent establishment or being or having been physically present in, a Relevant Taxing Jurisdiction or otherwise having or having had some connection with a Relevant Taxing Jurisdiction other than the holding or ownership of, or the collection of principal of, and premium (if any) or interest on, a Note or the enforcement of the applicable Note or Guarantee, as the case may be;

(2)    any Taxes that would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required in order to receive payment, the applicable Note or Guarantee was presented more than 30 days after the date on which such payment became due and payable or was provided for, whichever is later, except to the extent that the Holder or beneficial owner thereof would have been entitled to Additional Amounts had the applicable Note or Guarantee been presented for payment on any day during such 30-day period;

(3)    any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

(4)    any Taxes that are payable otherwise than by withholding or deduction from payments on or in respect of the applicable Note or Guarantee;

(5)    any Taxes that would not have been so imposed, assessed, levied or collected but for the failure by the Holder or the beneficial owner of the applicable Note or Guarantee to (i) provide any certification, identification, information, documents or other evidence concerning the nationality, residence or identity of the Holder or the beneficial owner or its connection with a Relevant Taxing Jurisdiction; or (ii) make any valid or timely declaration or claim or satisfy any other reporting, information or procedural requirements relating to such matters if, in the case of either (i) or (ii), the actions described in (i) or (ii) are required by statute, regulation, relevant income tax treaty or the administrative practice of a Relevant Taxing Jurisdiction as a condition to relief or exemption from such Taxes;

(6)    any Taxes imposed by reason of the Holder or the beneficial owner of the applicable Note or Guarantee being or having been considered a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in Section 881(c)(3)(A) of the Code (or any amended or successor provisions);

(7)    any Taxes imposed, assessed, levied or collected by or for the account of the United States of America (or any political subdivision thereof or any authority thereof having the power to tax) on interest received by a 10-percent shareholder of the applicable Issuer or any applicable Guarantor within the meaning of Section 871(h)(3)(B) or Section 881(c)(3)(B) of the Code (or any amended or successor provisions);

(8)    any backup withholding imposed pursuant to Section 3406 of the Code (or any amended or successor provisions);

(9)    any Taxes imposed pursuant to Section 871(h)(6) or Section 881(c)(6) of the Code (or any amended or successor provisions);

(10)    any Taxes imposed by reason of the Holder or the beneficial owner of the applicable Note or Guarantee being or having been a personal holding company, passive foreign investment company or controlled foreign corporation for U.S. Federal income tax purposes or a corporation that has accumulated earnings to avoid U.S. Federal income tax;

(11)    any Taxes imposed or withheld pursuant to Sections 1471 through 1474 of the Code (or any amended or successor provisions), any U.S. Treasury regulations promulgated thereunder, any official interpretations thereof or any agreements entered into in connection with the implementation thereof (“FATCA Withholding”)

(12)    any Taxes imposed or to be withheld pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021); or

(13)    any combination of the Taxes described in paragraphs (1) through (12) immediately above.

In addition, Additional Amounts will not be paid with respect to any payment of the principal of, or premium (if any) or interest on, any Note or, if applicable, any payment pursuant to the applicable Guarantee to any Holder that is a fiduciary, a partnership, a limited liability company or any person other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary, a member of such partnership, an interest holder in such limited liability company or a beneficial owner would not have been entitled to such amounts had such beneficiary, settlor, member, interest holder or beneficial owner been the Holder of the applicable Note or Guarantee.

(b)    In the case of the Notes issued by BATCAP, unless either inapplicable to a particular series or specifically deleted or modified in or pursuant to the Officer’s Certificate or any supplemental indenture establishing such series of Notes or in the form of note for such series, the applicable Guarantor of such Notes will make payments pursuant to the applicable Guarantee without withholding or deduction for or on account of any present or future Taxes imposed, assessed, levied or collected by or for the account of a Relevant Taxing Jurisdiction (for the purposes of this subsection (b) only, a Relevant Taxing Jurisdiction means the United Kingdom (in the case of a payment by BAT or BATIF) or the Netherlands (in the case of a payment by BATNF), including in each case any political subdivision thereof or any authority thereof having the power to tax), unless such withholding or deduction is required by law.

If any such Guarantor is required by a Relevant Taxing Jurisdiction to so withhold or deduct such Taxes, such Guarantor will pay to the Holder such Additional Amounts as will result in the receipt by the Holder of such amounts as would have been received by it if no such withholding or deduction of Taxes had been required; provided, however, that no Guarantor shall be required to pay any Additional Amounts for or on account of:

(1)    any Taxes that would not have been so imposed, assessed, levied or collected but for the Holder or beneficial owner of the applicable Note or Guarantee (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) being or having been a domiciliary, national or resident of, or engaging or having been engaged in a trade or business, maintaining or having maintained a permanent establishment or being or having been physically present in, a Relevant Taxing Jurisdiction or otherwise having or having had some connection with a Relevant Taxing Jurisdiction other than the holding or ownership of, or the collection of principal of, and premium (if any) or interest on, a Note or the enforcement of the applicable Note or Guarantee, as the case may be;

(2)    any Taxes that would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required in order to receive payment, the applicable Note or Guarantee was presented more than 30 days after the date on which such payment became due and payable or was provided for, whichever is later, except to the extent that the Holder or beneficial owner thereof would have been entitled to Additional Amounts had the applicable Note or Guarantee been presented for payment on any day during such 30-day period;

(3)    any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

(4)    any Taxes that are payable otherwise than by withholding or deduction from payments on or in respect of the applicable Note or Guarantee;

(5)    any Taxes that would not have been so imposed, assessed, levied or collected but for the failure by the Holder or the beneficial owner of the applicable Note or Guarantee to (i) provide any certification, identification, information, documents or other evidence concerning the nationality, residence or identity of the Holder or the beneficial owner or its connection with a Relevant Taxing Jurisdiction; or (ii) make any valid or timely declaration or claim or satisfy any other reporting, information or procedural requirements relating to such matters if, in either case, compliance is required by statute, regulation, relevant income tax treaty or administrative practice of a Relevant Taxing Jurisdiction as a condition to relief or exemption from such Taxes;

(6)    any FATCA Withholding;

(7)    any Taxes imposed or to be withheld pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021); or

(8)    any combination of the Taxes described in paragraphs (1) through (7) immediately above.

In addition, Additional Amounts will not be paid with respect to any payment of the principal of, or premium (if any) or interest on, any Note or any payment pursuant to the applicable Guarantee to any Holder that is a fiduciary, a partnership, a limited liability company or any person other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary, a member of such partnership, an interest holder in such limited liability company or a beneficial owner would not have been entitled to such amounts had such beneficiary, settlor, member, interest holder or beneficial owner been the Holder of the applicable Note or Guarantee.

(c)    Unless otherwise stated, references in any context to the payment of principal of, and premium (if any) or interest on, any Note or any payment pursuant to a Guarantee will be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

SECTION 4.09.    Negative Pledge. So long as any of the Notes of a particular series of notes remain outstanding, neither the Issuer of such series of Notes nor any Guarantor thereof (if applicable) will secure or allow to be secured any Quoted Borrowing issued by such Issuer or any such Guarantor (if applicable) or any payment under any guarantee by any of them of any such Quoted Borrowing by any mortgage, charge, pledge or lien (other than arising by operation of law) upon any of its undertaking or assets, whether present or future, unless at the same time the same mortgage, charge, pledge or lien is extended, or security which is not materially less beneficial to the Holders of such Notes than the security given as aforesaid or which shall be approved by consent of the Holders of not less than 75% in aggregate principal amount of the Notes of such particular series at the time outstanding is extended or created (as the case may be), to secure equally and ratably the principal of, and interest on, and all other payments (if any) in respect of such Notes.

SECTION 4.10.    Limitation on Mergers, Consolidations, Amalgamations and Combinations. So long as any of the Notes of a particular series remain outstanding, neither the Issuer of such series of Notes nor any Guarantor thereof (if applicable) may consolidate with or merge into any other person or sell, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person (other than any sale or conveyance by way of a lease in the ordinary course of business), unless: (i) in the case of an Issuer, any successor person assumes such Issuer’s obligations on the relevant Notes and under this Indenture and, in the case of any Guarantor, if applicable, any successor person assumes such Guarantor’s obligations on the Guarantee and under this Indenture; (ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; (iii) such successor person is organized under the laws of the United States or any State thereof, the United Kingdom, the Netherlands or any other country that is a member of the Organization for Economic Cooperation and Development as of the date of such succession; (iv) such successor person agrees to pay any Additional Amounts with respect to any withholding or deduction of Taxes or any payment on the Notes or Guarantees (as applicable) imposed by the jurisdiction (in the case of Notes issued by BATCAP, other than the United States, unless otherwise required by clause (i) of this Section 4.10) in which such successor person is incorporated or otherwise a resident for tax purposes in accordance with Section 4.08 (for the avoidance of doubt, solely to the extent such successor person is the Issuer of any Notes originally issued by BATCAP, changes will be made to this Indenture as are necessary to obligate such Issuer to pay such Additional Amounts); and (v) if as a result of such consolidation or merger or such sale, conveyance, transfer or lease, properties or assets of the Issuer of the relevant series of Notes or, if applicable, any Guarantor thereof would become subject to a mortgage, pledge, security interest, lien or similar encumbrance to secure payment of any indebtedness for borrowed money of such Issuer or any such Guarantor which would not be permitted by the applicable Notes of such series or under this Indenture, such Issuer or any such Guarantor or such successor person, as the case may be, shall take such steps as shall be necessary to effectively secure the Notes of such series equally and ratably with (or prior to) all indebtedness for borrowed money secured thereby.

Upon any consolidation of any Issuer or any Guarantor with, or merger of any Issuer or any Guarantor into, any other Person or any sale, conveyance, transfer or lease of all or substantially all of the assets of any Issuer or any Guarantor in accordance with this Section 4.10, the successor Person formed by such consolidation or into which any Issuer or any Guarantor is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, an Issuer or a Guarantor under this Indenture and the relevant Notes with the same effect as if such Person had been named as an Issuer or a Guarantor herein, as the case may be, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture, the relevant Notes and the applicable Guarantee, as the case may be. The terms “Issuer” and “Guarantor”, as used in the Notes and the Indenture, also refer to any such successors or assigns so substituted.

The limitation on mergers, consolidations, amalgamations and combinations contained in this Section 4.10 shall not apply to any consolidation, merger, amalgamation or combination in which any Issuer or any Guarantor is the surviving corporation except that, in such case, the provisions of clauses (ii) and (v) of the first paragraph of this Section 4.10 shall apply such that: (x) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and (y) if as a result of such consolidation or merger or such sale, conveyance, transfer or lease, properties or assets of any Issuer or any Guarantor would become subject to a mortgage, pledge, security interest, lien or similar encumbrance to secure payment of any indebtedness for borrowed money of any such Issuer or any such Guarantor which would not be permitted by the Notes or under this Indenture, such Issuer or such Guarantor, as the case may be, shall take such steps as shall be necessary to effectively secure the Notes equally and ratably with (or prior to) all indebtedness for borrowed money secured thereby.

SECTION 4.11.    Statement by Officers as to Event of Default. Each Issuer shall, so long as any of the Notes issued by such Issuer is outstanding, deliver to a Responsible Officer of the Trustee, forthwith (and in any event within 10 Business Days) upon any Officer of such Issuer becoming aware of any Event of Default, an Officer’s Certificate specifying such Event of Default, its status and what action such Issuer is taking or proposes to take in respect thereof.

SECTION 4.12.    Statements as to Compliance. The Parent will deliver to the Trustee, within 180 days after the end of each fiscal year of the Parent, a written statement signed by the principal executive officer, principal financial officer or principal accounting officer of the Parent (complying with Section 314(a)(4) of the TIA), stating that:

(a)    a review of the activities of the Issuers and the Guarantors (if there is any Guarantor different from the Parent) during such year and of performance under this Indenture has been made under his or her supervision; and

(b)    to the best of his or her knowledge, based on such review, the Issuers and the Guarantors (if there is any Guarantor different from the Parent) are in compliance with all conditions and covenants under this Indenture.

For purposes of this Section 4.12, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

SECTION 4.13.    Mutual Undertaking Regarding Information Reporting and Collection Obligations. Each party (other than the Trustee) shall, within 10 Business Days of a written request by another party, supply to that other party such forms, documentation and other information relating to such party, its operations or the Notes as that other party reasonably requests for the purposes of that other party’s compliance with Applicable Law and shall notify the relevant other party reasonably promptly in the event that such party becomes aware that any of the forms, documentation or other information provided by such party is (or becomes) inaccurate in any material respect; provided, however, that no party shall be required to provide any forms, documentation or other information pursuant to this Section 4.13 to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to such party and cannot be obtained by such party using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such party constitute a breach of any: (A) Applicable Law; (B) fiduciary duty; or (C) duty of confidentiality. For purposes of this Section 4.13, “Applicable Law” shall be deemed to include (i) any relevant rule or practice of any Authority by which any party is bound or with which it is accustomed to comply; (ii) any relevant agreement between any Authorities; and (iii) any relevant agreement between any Authority and any party that is customarily entered into by institutions of a similar nature.

SECTION 4.14.    Agent Right To Withhold. Notwithstanding any other provision of this Indenture, each Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Notes for or on account of any Taxes, if and only to the extent so required by Applicable Law, in which event each such Agent shall make such payment after such deduction or withholding has been made and shall account to the relevant Authority within the time allowed for the amount so deducted or withheld or, at its option in the case of any Tax other than a U.S. federal withholding Tax, shall reasonably promptly after making such payment return to the Issuer of the relevant series of Notes the amount so deducted or withheld, in which case, such Issuer shall so account to the relevant Authority for such amount. For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this Section 4.14.

SECTION 4.15.    Issuers Right To Redirect. In the event that any Issuer determines in its sole discretion that any deduction or withholding for or on account of any Tax will be required by Applicable Law in connection with any payment due to any of the Agents on any Notes issued by such Issuer, then such Issuer will be entitled to redirect or reorganize any such payment in any way that it sees fit in order that the payment may be made without such deduction or withholding; provided that any such redirected or reorganized payment is made through a recognized institution of international standing and otherwise made in accordance with this Indenture. Such Issuer will promptly notify the Agents and the Trustee in writing of any such redirection or reorganization. For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this Section  4.15.

ARTICLE V

Defaults and Remedies

SECTION 5.01.    Events of Default. Unless either inapplicable to a particular series or specifically deleted or modified in or pursuant to the Officer’s Certificate or any supplemental indenture establishing such series of Notes or in the form of note for such series, each of the following events shall be an “Event of Default” with respect to any series of Notes:

(a)    default is made in the payment of: (i) any installment of interest (excluding Additional Amounts) upon any Note of the relevant series as and when the same shall become due and payable, and there is a continuance of such default for a period of 14 days or more; (ii) applicable Additional Amounts as and when the same shall become due and payable, and there is a continuance of such default for a period of 14 days; or (iii) all or any part of the principal or premium, if any, of any Note of the relevant series as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise, and there is a continuance of such default for a period of three days;

(b)    the Issuer of the relevant series of Notes or, if applicable, any Guarantor thereof does not perform or comply with any one or more of its other obligations under the Notes of the relevant series or this Indenture (other than those described in paragraph (a) above) which is not remedied within 30 days (unless a longer period is specified in this Indenture) after written notice of such default shall have been given to such Issuer by the Trustee or to such Issuer and the Trustee by the Holders of at least 25% of the outstanding principal amount of the Notes;

(c)    (i) any other present or future indebtedness for borrowed money of the Issuer of the relevant series of Notes or, if applicable, any Guarantor thereof, other than the Notes issued by such Issuer, becomes due and payable prior to its Stated Maturity by reason of any default or event of default in respect thereof by such Issuer or any such Guarantor and remains unpaid; (ii) any such indebtedness for borrowed money is not paid when due or, as the case may be, within any applicable grace period; or (iii) any Issuer of the relevant series of Notes or, if applicable, any Guarantor thereof fails to pay when due and called upon (after the expiry of any applicable grace period) any amount payable by it under any present or future guarantee for, or indemnity in respect of, any indebtedness for borrowed money and which remains unpaid; provided that (x) payment of the indebtedness for borrowed money is not being contested in good faith and in accordance with legal advice or (y) the aggregate amount of the indebtedness for borrowed money, guarantees and indemnities in respect of which one or more of the events mentioned above in clauses (i), (ii) and (iii) of this paragraph (c) has or have occurred and is or are continuing, equals or exceeds £750 million or its equivalent in any other currency of the indebtedness for borrowed money or, if greater, 1.25%] of the Total Equity of the Parent, as set out in the “Total Equity” line item in the most recent consolidated group balance sheet of the Parent and its subsidiaries in the Parent’s most recent annual report;

(d)    if applicable, any Guarantee of the relevant series of Notes ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or any Guarantor of the relevant series of Notes denies or disaffirms in writing its obligations under this Indenture or Guarantee;

(e)    a distress or execution or other legal process is levied or enforced against or an encumbrancer takes possession of or a receiver, administrative receiver or other similar officer is appointed of the whole or a part of the assets of the Issuer of the relevant series of Notes or, if applicable, any Guarantor thereof which is substantial in relation to the BAT Group taken as a whole and is not discharged, stayed, removed or paid out within 45 days after such execution or appointment;

(f)    any mortgage, charge, pledge, lien or other encumbrance, present or future, created or assumed by the Issuer of the relevant series of Notes or, if applicable, any Guarantor thereof becomes enforceable against all or substantially all of the assets of such Issuer or any such Guarantor, and any step is taken to enforce it (including the taking of possession or the appointment of a receiver, administrative receiver, manager or other similar person) and is not discharged within 45 days;

(g)    the Issuer of the relevant series of Notes or, if applicable, any Guarantor thereof is insolvent or bankrupt or unable to pay its debts (in respect of companies incorporated in England and Wales, within the meaning of Section 123(1)(b) or (e) or Section 123(2) of the UK Insolvency Act 1986), stops, suspends or threatens to stop or suspend payment of all or a material part of its debts, proposes or makes a general assignment or an arrangement or composition (otherwise than for the purposes of reconstruction, amalgamation, reorganization, merger or consolidation or other similar arrangement) with or for the benefit of its creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting all or a material part of the debts of such Issuer or any such Guarantor;

(h)    an order is made or an effective resolution passed for the winding-up or dissolution or administration of the Issuer of the relevant series of Notes or, if applicable, any Guarantor thereof, or such Issuer or any such Guarantor shall apply or petition for a winding-up or administration order in respect of itself or ceases or threatens to cease to carry on all or substantially all of its business or operations, in each case except for the purpose of and followed by a reconstruction, amalgamation, reorganization, merger or consolidation or other similar arrangement; or

(i)    any event occurs that under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in any of the foregoing paragraphs (g) and (h).

An Event of Default with respect to any series of Notes would not necessarily constitute an Event of Default with respect to the other series of Notes.

Notwithstanding the foregoing provisions of this Section 5.01, if the principal of, premium (if any) or interest on or Additional Amounts with respect to any Note is payable in a currency or currencies other than Dollars and such currency or currencies are not available to the Issuer of such Note or, if applicable, any Guarantor thereof for making payment thereof due to the imposition of exchange controls or other circumstances beyond the control of such Issuer or any such Guarantor (a “Conversion Event”), such Issuer and, if applicable, the relevant Guarantor will be entitled to satisfy its obligations to Holders of the relevant series of Notes by making such payment in Dollars in an amount equal to the Dollar equivalent of the amount payable in such other currency, as determined by such Issuer or, if applicable, the relevant

Guarantor, as the case may be, based on the Exchange Rate on the date of such payment, or, if such rate is not then available, on the basis of the most recently available Exchange Rate. Notwithstanding the foregoing provisions of this Section 5.01, any payment made under such circumstances in Dollars where the required payment is in a currency other than Dollars will not constitute an Event of Default under this Indenture.

Promptly after the occurrence of a Conversion Event, such Issuer or, if applicable, the relevant Guarantor shall give written notice thereof to the Trustee and to the applicable Paying Agent; and the Trustee, promptly after receipt of such notice, shall give notice thereof in the manner provided in Section 10.01 to the Holders of the relevant series of Notes. Promptly after the making of any payment in Dollars as a result of a Conversion Event, the Issuer or the Guarantor making such payment, as the case may be, shall give notice in the manner provided in Section 10.01 to the relevant Holders, setting forth the applicable Exchange Rate and describing the calculation of such payments.

SECTION 5.02.    Acceleration of Maturity; Rescission. If an Event of Default with respect to the Notes of a series then outstanding occurs and is continuing, then and in each and every such case (other than Events of Default specified in Section 5.01(g), (h) or (i) with respect to any Issuer or any Guarantor), unless the principal of all the Notes of such series shall have already become due and payable, the Holders of not less than 25% in aggregate principal amount of the Notes of such affected series then outstanding, by notice in writing to the Issuer of the relevant series of Notes, any Guarantor thereof, if applicable, and the Trustee, may declare the entire principal amount of all Notes of such series and interest accrued and unpaid thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable, without any further declaration or other act on the part of any Holder.

If the Events of Default specified in Section 5.01(g), (h) or (i) occur with respect to any Issuer or any Guarantor and are continuing with respect to a series of Notes, the principal amount of and accrued and unpaid interest on all the Notes of such series issued pursuant to this Indenture shall become immediately due and payable, without any declaration or other act on the part of the Trustee or any Holder.

The registered Holders of a majority in aggregate principal amount of the then outstanding Notes of such series may rescind and annul such acceleration and its consequences (i) if the rescission would not conflict with any judgment or decree and (ii) if all existing Events of Default have been cured or waived except nonpayment of principal, that has become due solely because of the acceleration, by written notice to the Issuer of the relevant series of Notes, any Guarantor thereof, if applicable, and the Trustee. However, no such rescission and annulment shall extend to or shall affect any subsequent Default or shall impart any right consequent thereon.

Subject to Section 6.01, in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of Notes of any series, unless such Holders have offered to the Trustee security or indemnity satisfactory to it. Subject to Section 6.06, the Holders of a majority in aggregate principal amount of any series of Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power the Trustee holds with respect to the Notes of such series.

For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Notes shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Notes shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Notes.

SECTION 5.03.    Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes of each applicable series or to enforce the performance of any provision of the Notes of each applicable series or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. Any such proceeding instituted by the Trustee may be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation and reasonable expenses, disbursements of the Trustee and its counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative, to the extent permitted by law. Any reasonable costs associated with actions taken by the Trustee in good faith and without negligence under this Section 5.03 shall be reimbursed to the Trustee by the Issuer of the relevant series of Notes.

SECTION 5.04.    Waiver of Past Defaults and Events of Default. Provided the Notes are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in principal amount of the then outstanding Notes of such series may on behalf of the Holders of all the affected Notes of such series waive any past Default with respect to such series of Notes and its consequences by providing written notice thereof to the Issuer of such series of Notes and the Trustee, except a Default (1) in the payment of interest on or the principal of any Note or (2) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected. In the case of any such waiver, such Issuer, the Trustee and the Holders of the Notes of any applicable series will be restored to their former positions and rights under this Indenture, respectively; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

SECTION 5.05.    Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Notes of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of the affected Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the relevant series Notes.

SECTION 5.06.    Limitation on Suits. No Holder of the Notes of a series will have any right to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy under this Indenture (except suits for the enforcement of payment of overdue principal or interest) unless (1) the Holder has previously given the Trustee written notice of a continuing Event of Default; (2) the Holders of at least 25% in principal amount of the outstanding Notes of such series have made a written request to the Trustee to institute such proceeding as Trustee; (3) the Holder or Holders of the relevant series of Notes have offered, and if requested, have provided to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; (4) the Trustee has not complied with the request within 60 days after receipt of the request and the offer of indemnity; and (5) during such 60-day period the Holders of a majority in aggregate principal amount of the outstanding Notes of such series have not given the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

However, the Holder of any Note will have an absolute and unconditional right to receive payment of the principal of, and premium, if any, or interest on, such Note on or after the date or dates they are to be paid as expressed in such Note and to institute suit for the enforcement of any such payment.

SECTION 5.07.    Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of or premium, if any, or interest, if any, on such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes shall not be impaired or affected without the consent of such Holder.

SECTION 5.08.    Collection Suit by Trustee. If an Event of Default in payment of principal, premium or interest specified in Section 5.01(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer of the relevant series of Notes (or any other obligor on the Notes of such series) for the whole amount of unpaid principal and accrued interest remaining unpaid.

SECTION 5.09.    Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.06) and the Holders allowed in any judicial proceedings relative to the Issuer of the relevant series of Notes (or any other obligor upon the Notes of such series), its creditors or its property and, unless prohibited by law, shall be entitled and empowered to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.06.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 5.10.    Priorities. Any money or property collected by the Trustee pursuant to this Article V, and any money or other property distributable in respect of any Issuer’s obligations under this Indenture after an Event of Default shall be applied in the following order:

FIRST: to the Trustee (including any predecessor Trustee) for amounts due under Section 6.06;

SECOND: to Holders for amounts due and unpaid on the affected Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the affected Notes; and

THIRD: to the Issuer of the relevant series of Notes or as otherwise determined by a court of competent jurisdiction.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 5.10.

SECTION 5.11.    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.07 or a suit by Holders of more than 10% in principal amount of the Notes of a series then outstanding.

SECTION 5.12.    Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy occurring upon an Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE VI

Trustee

SECTION 6.01.    Duties of Trustee. (a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it under this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)    Except during the continuance of an Event of Default:

(1)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, its own bad faith or its own wilful misconduct, except that:

(1)    this paragraph does not limit the effect of clause (b) or (d) of this Section 6.01;

(2)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction of the Holders of a majority in aggregate principal amount of the outstanding Notes of any series, determined as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes of such series.

(d)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(e)    Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 6.01.

(f)    The Trustee shall not be liable for interest or earnings on any money received by it except as the Trustee may agree in writing with the Issuer of the relevant series of Notes. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

(g)    The Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

SECTION 6.02.    Rights of Trustee. Subject to Section 6.01:

(a)    The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed in good faith by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b)    Any request or direction of any Issuer mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(c)    Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate.

(d)    The Trustee may execute any of the trusts or power hereunder or perform any duties hereunder either directly or by or through attorneys or agents and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent appointed with due care by it hereunder.

(e)    The Trustee shall not be liable for any action taken, suffered, or omitted to be taken in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(f)    The Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in reliance thereon.

(g)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further reasonable inquiry or reasonable investigation into such facts or matters as it may see fit.

(j)    The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless written notice of such Default or Event of Default from the Issuer of the relevant series of Notes or any Holder is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee/applicable Paying Agent, and such notice references the relevant Notes and this Indenture.

(k)    The Trustee may request that the Issuer of the relevant series of Notes delivers an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(l)    Anything contrary in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action.

(m)    The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, any provision of any law or regulation or any act of any Governmental Authority; acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority; and governmental action and may do anything which is, in its reasonable opinion, necessary to comply with any such law, directive or regulation.

(n)    The permissive right of the Trustee to take or refrain from taking action hereunder shall not be construed as a duty.

(o)    Notwithstanding anything else herein contained, the Trustee and Agents may refrain without liability from doing anything that would or might in its reasonable opinion be contrary to any law of any state or jurisdiction (including but not limited to the United States of America or any jurisdiction forming a part of it and England and Wales) or any directive or regulation of any agency of any such state or jurisdiction and may without liability do anything which is, in its reasonable opinion, necessary to comply with any such law, directive or regulation. The Trustee and Agents agree to notify the Issuer of the relevant series of Notes, to the extent permitted by applicable law and regulation, of the circumstances which may cause the Trustee or Agents to refrain from acting, as soon as reasonably practicable following such circumstances arising.

SECTION 6.03.    Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Issuer of the relevant series of Notes or any Affiliate thereof with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest within the meaning of TIA §310(b)(1), it must eliminate such conflict within 90 days or resign; provided, however, that there shall be excluded from the operation of TIA §310(b)(1) any indenture or indentures under which other securities or certificates of interest of participation in other securities of the Issuer of the relevant series of Notes are outstanding if the requirements for such exclusion set forth in TIA §310(b) (1) are met, other than the fact that such indentures are not described herein.

Any Agent may do the same with like rights. The Trustee is subject to Section 6.09.

SECTION 6.04.    Trustee’s and Agent’s Disclaimers. The recitals contained herein and in the Notes, except any certificates issued by an Authentication Agent, shall be taken as the statements of the Issuers, and neither the Trustee nor any Authentication Agent assumes responsibility for their correctness. Neither the Trustee nor any Authentication Agent makes representations as to the validity, sufficiency or adequacy of this Indenture or of the Notes. Neither the Trustee nor the Authentication Agent shall be accountable for the use or application by any Issuer of Notes or the proceeds thereof. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee represents that it is duly authorized to execute and deliver this Indenture and perform its obligations hereunder, as applicable. Each Agent represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder, as applicable. Neither the Trustee nor any Agent shall have a duty to monitor or investigate any Issuer’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty or covenant made in this Indenture.

SECTION 6.05.    Notice of Defaults. Within 90 days after the occurrence thereof, and if known to the Trustee, the Trustee shall give to the Holders of the Notes of a series notice of each Default or Event of Default with respect to the Notes of such series known to the Trustee, by transmitting such notice to Holders at their addresses as the same shall then appear on the register of the Notes kept by the applicable Registrar, unless such Default shall have been cured or waived before the giving of such notice. Except in the case of a Default or Event of Default in payment of the principal of, premium, if any, or interest on any of the Notes of a series when and as the same shall become payable, or to make any payment as to Notes of a series pursuant to a redemption or repurchase of the Notes pursuant to the provisions of this Indenture, the Trustee shall be protected in withholding such notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 6.06.    Compensation and Indemnity. (a) The Issuer of the relevant series of Notes shall pay to the Trustee and Agents from time to time such compensation for their services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as shall be agreed upon in writing. The Issuer of the relevant series of Notes shall reimburse the Trustee and Agents upon written request for all reasonable disbursements, expenses and advances incurred or made by them in connection with the Trustee’s duties under this Indenture, including the compensation and reasonable disbursements and expenses of the Trustee’s agents and external counsel, except any such expense, disbursement or advance as may be attributable to its wilful misconduct, bad faith or negligence.

(b)    The Issuer of the relevant series of Notes shall fully indemnify each of the Trustee and its officers, agents and employees and any predecessor Trustee (each, an “Indemnified Party”, and, collectively, the “Indemnified Parties”) for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including, without limitation, reasonable and documented attorneys’ fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture, including the reasonable and documented costs and expenses of enforcing this Indenture against the Issuer of the relevant series of Notes or, if applicable, any Guarantor thereof (including this Section 6.06) and defending itself against any claim (whether asserted by such Issuer, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee shall notify the Issuer of the relevant series of Notes in writing promptly of any claim of which a Responsible

Officer of the Trustee has received written notice at its Corporate Trust Office asserted against an Indemnified Party for which such Indemnified Party may seek indemnity; provided that the failure by the Trustee to so notify such Issuer shall not relieve such Issuer of its obligations hereunder. The Issuer of the relevant series of Notes need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. Any settlement which affects an Indemnified Party may not be entered into without the consent of such Indemnified Party, unless such Indemnified Party is given a full and unconditional release from liability with respect to the claims covered thereby and such settlement does not include a statement or admission of fault, culpability, or failure to act by or on behalf of such Indemnified Party. Any Indemnified Party may have separate counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Issuer of the relevant series of Notes and the Indemnified Party shall have mutually agreed in writing to the retention of such counsel, (ii) the named parties to any such proceeding include both such Issuer and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual differing interests between or among them, or (iii) such Issuer fails to retain counsel reasonably satisfactory to the Indemnified Party, in which case such Issuer shall pay the reasonable and documented fees and expenses of such counsel.

(c)    Notwithstanding the foregoing, the Issuer of the relevant series of Notes need not reimburse the Trustee for any expense or indemnify it against any loss or liability to have been incurred by the Trustee through its own wilful misconduct, bad faith or negligence.

(d)    To secure the payment obligations of the Issuer of the relevant series of Notes in this Section 6.06, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee and such money or property held in trust to pay principal of and interest on particular Notes.

(e)    The obligations of the Issuer of the relevant series of Notes under this Section 6.06 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall be the liability of such Issuer and the lien provided for under this Section 6.06 and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture for any reason, including any termination or rejection hereof under any Bankruptcy Law.

(f)    In addition to, but without prejudice to its other rights under this Indenture, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(g), (h) or (i) occurs, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

(g)    For purposes of this Section 6.06, the term “Trustee” shall include any predecessor Trustee; provided, however, that the negligence, wilful misconduct or bad faith of any Trustee hereunder shall not affect the rights or any other Trustee hereunder.

SECTION 6.07.    Replacement of Trustee. (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 6.07.

(b)    The Trustee may resign at any time by so notifying the Issuer of the relevant series of Notes in writing no later than 30 calendar days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Issuer of the relevant series of Notes and the removed Trustee in writing no later than 30 calendar days prior to the date of the proposed removal and may appoint a successor Trustee with such Issuer’s written consent, which consent shall not be unreasonably withheld. The Issuer of the relevant series of Notes may remove the Trustee at its election if:

(1)    the Trustee fails to comply with Section 6.09;

(2)    the Trustee is adjudged bankrupt or insolvent or an order for relief entered with respect to the Trustee under Bankruptcy Law;

(3)    a receiver or other public officer takes charge of the Trustee or its property; or

(4)    the Trustee otherwise becomes incapable of acting.

(c)    If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer of the relevant series of Notes shall promptly appoint a successor Trustee.

(d)    If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer of the relevant series of Notes or the Holders of at least 10% in principal amount of the outstanding Notes may petition at the expense of such Issuer any court of competent jurisdiction, in the case of the Trustee, for the appointment of a successor Trustee.

(e)    If the Trustee fails to comply with Section 6.09, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer of the relevant series of Notes. Immediately following such delivery, the retiring Trustee shall, subject to the lien and its rights under Section 6.06, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall transmit notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 6.07, the lien and the obligations of the Issuer of the relevant series of Notes under Section 6.06 shall continue for the benefit of the retiring Trustee.

SECTION 6.08.    Successor Trustee by Consolidation, Merger, etc. Any Person into which the Trustee or any successor to it in the trusts created by this Indenture shall be merged or converted, or any Person with which it or any successor to it shall be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or any such successor to it shall be a party, or any Person to which the Trustee or any successor to it shall sell or otherwise transfer all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person shall be otherwise qualified and eligible under this Article VI. In case at the time such successor to the Trustee (if acting as the Authentication Agent) shall succeed to the trusts created by this Indenture with respect to one or more series of Notes, any of such Notes shall have been authenticated but not delivered by the Trustee (if acting as the Authentication Agent) then in office, any successor to such Trustee (if acting as the Authentication Agent) may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee (if acting as the Authentication Agent) or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 6.09.    Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities. The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $100.0 million as set forth in the most recent applicable published annual report of condition.

The Trustee shall not be deemed to have a conflict of interest under or in respect of its duties under this Indenture except and to the extent provided for in TIA §310(b)(1); provided, however, that there shall be excluded from the operation of TIA §310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer of the relevant series of Notes are outstanding if the requirements for such exclusion set forth in TIA §310(b)(1) are met, other than the fact that such indentures are not described herein.

SECTION 6.10.    Reports by Trustee to Holders. If required by TIA §313(a), within 60 days after (i) the first anniversary of the first date of issuance of Notes hereunder and (ii) each anniversary of such date, the Trustee shall transmit to each Holder a brief report dated as of such date that complies with TIA § 313(a) (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA §313(b)(2). The Trustee shall also transmit all reports as required by TIA §313(c) and comply with TIA §313(d).

SECTION 6.11.    Preferential Collection of Claims Against Issuers. The Trustee shall comply with TIA § 311(a). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE VII

Amendment, Supplement and Waiver

SECTION 7.01.    Without Consent of Holders. The Issuer of the relevant series of Notes, any Guarantors thereof, if applicable, and the Trustee may, without the consent of any Holder of a Note of such series, from time to time and at any time, enter into a supplemental indenture amending or supplementing this Indenture, the relevant Notes or, if applicable, the relevant Guarantees in order to:

(a)    convey, transfer, assign, mortgage or pledge to the Holders of the Notes of such series or any person acting on their behalf as security for the Notes of such series any property or assets;

(b)    evidence the succession of another person to the Issuer of such series or, if applicable, any Guarantor thereof, as the case may be, or successive successions, and the assumption by the successor person(s) of the covenants, agreements and obligations of such Issuer or any such Guarantor, as the case may be, pursuant to this Indenture;

(c)    evidence and provide for the acceptance of appointment of a successor or successors to the Trustee and/or the applicable Paying Agent, Transfer Agent, Calculation Agent and Registrar, as applicable;

(d)    add to the covenants of, or the restrictions, conditions or provisions applicable to, the Issuer of such series and, if applicable, any Guarantor thereof, as the case may be, such further covenants, restrictions, conditions or provisions as such Issuer and any such Guarantor, as the case may be, shall consider to be for the protection of the Holders of the Notes of such series issued pursuant to this Indenture, including to eliminate one or both prongs of the release provision under Section 9.07(b) thereof, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default under this Indenture permitting the enforcement of all or any of the several remedies provided in this Indenture; provided that, in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after default (which may be shorter or longer than that allowed in the case of other defaults) or may limit the remedies available to the Trustee upon such an Event of Default;

(e)    modify the restrictions on, and procedures for, resale and other transfers of the Notes of such series pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally;

(f)    cure any ambiguity or to correct or supplement any provision contained in this Indenture, the relevant Notes, or, if applicable, the relevant Guarantees which may be defective or inconsistent with any other provision contained therein or to make such other provision in regard to matters or questions arising under this Indenture, the relevant Notes or, if applicable, the relevant Guarantees as the Issuer or any Guarantor of such series or the Trustee may deem necessary or desirable and which will not, in the opinion of such Issuer, adversely affect the interests of the Holders of the Notes of such series in any material respect;

(g)    issue an unlimited aggregate principal amount of Notes under this Indenture or to “reopen” the applicable series of Notes and create and issue additional notes having substantially identical terms and conditions as the Notes of such series (or in all respects except as to issue price, denomination, rate of interest, Maturity Date and the date from which interest, if any, shall accrue, and except as may otherwise be provided in or pursuant to such Officer’s Certificate or supplemental indenture relating thereto) so that the additional notes are consolidated and form a single series with the outstanding Notes of such series; and

(h)    evidence the addition of any new Guarantor of the relevant Notes and this Indenture, or the release of any Guarantor from its obligations with respect to a particular series of Notes and this Indenture pursuant to the terms of this Indenture.

Upon the written request of the Issuer of the relevant series of Notes accompanied by a Board Resolution authorizing the execution of any such supplemental indenture and upon receipt by the Trustee of the documents described in Section 7.05, the Trustee shall join with the Issuer of such series of Notes and, if applicable, the Guarantors thereof in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

SECTION 7.02.    With Consent of Holders. (a) The Issuer of the relevant series of Notes, if applicable, the Guarantors thereof and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of all series of the Notes affected by such supplemental indenture (voting as one class) at the time outstanding under this Indenture (including consents obtained in connection with a tender offer or exchange offer for the applicable Notes), from time to time and at any time, may enter into a supplemental indenture for the purpose of amending, waiving or otherwise modifying the provisions of this Indenture, the relevant Notes and, if applicable, the relevant Guarantees, or adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable Notes or of modifying in any manner the rights of the Holders of the applicable Notes; provided, that no such supplemental indenture may, without the consent of the Holder of each of the Notes so affected:

(1)    change the Stated Maturity of the applicable Note of, or the date for payment of any principal of, or installment of interest on, any applicable Note, or reduce the amount of principal of an Original Issue Discount Note that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 5.02;

(2)    reduce the principal amount of or the rate or amount of interest on any applicable Note or Additional Amounts payable with respect thereto or reduce the amount payable thereon in the event of redemption or default or change the method for determining the interest rate thereon;

(3)    change the currency of payment of principal of or interest on any applicable Note or Additional Amounts payable with respect thereto or change the obligation of the Issuer of the relevant series of Notes or, if applicable, any Guarantor thereof, as the case may be, to pay Additional Amounts (except as otherwise permitted by such applicable Note);

(4)    impair the right to institute suit for the enforcement of any such payment on or with respect to any applicable Note;

(5)    reduce the percentage of the aggregate principal amount of the applicable Notes outstanding the consent of whose Holders is required for any such supplemental indenture; or

(6)    reduce the aggregate principal amount of any applicable Note outstanding necessary to modify or amend this Indenture or any such Note or to waive any future compliance or past default or reduce the quorum requirements or the percentage of aggregate principal amount of any applicable Notes outstanding required for the adoption of any action at any meeting of Holders of such Notes or to reduce the percentage of the aggregate principal amount of such Notes outstanding necessary to rescind or annul any declaration of the principal of, or all accrued and unpaid interest on, any Note to be due and payable;

provided that no consent of any Holder of any applicable Note shall be necessary to permit the Trustee, the Issuer of the relevant series of Notes and, if applicable, the Guarantors thereof to execute supplemental indentures as described under Section 7.01.

(b)    In determining whether the Holders of the required principal amount of a series of Notes have concurred in any direction, notice, waiver or consent, Notes owned by the Issuer of the relevant series of Notes or any subsidiary of such Issuer, or by any Affiliate of such Issuer will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in conclusively relying on any such direction, notice, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

(c)    It is not necessary for the consent of the Holders under this Section 7.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment that requires the consent of the Holders of the affected Notes becomes effective, the Issuer of the relevant series of Notes shall transmit to each registered Holder of the affected Notes pursuant to Section 10.01 a notice briefly describing such amendment. However, the failure to give such notice to all Holders of such Notes, or any defect therein, shall not impair or affect the validity of the amendment.

Upon the written request of the Issuer of the relevant series of Notes accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 7.05, the Trustee shall join with such Issuer and, if applicable, the relevant Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

SECTION 7.03.    Revocation and Effect of Consents. After an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder, whether or not they have consented to such action or were present at the meeting at which such action was taken and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note.

The Issuer of the relevant series of Notes may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

SECTION 7.04.    Notation on or Exchange of Notes. If an amendment, supplement, or waiver changes the terms of a Note, the applicable Paying Agent (in accordance with the specific written direction of the Issuer of the relevant series of Notes) shall request the Holder of the Note (in accordance with the specific written direction of the relevant Issuer) to deliver it to such Paying Agent. In such case, such Paying Agent shall place an appropriate notation (in accordance with a specific written direction from such Issuer) on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuer of the relevant series of Notes so determines, such Issuer in exchange for the Note shall issue and the applicable Authentication Agent shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 7.05.    Trustee To Sign Amendments, etc. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article VII if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplement or waiver. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 6.01, shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 10.02, that such amendment, supplement or waiver is authorized or permitted by this Indenture, and, in the case of the Opinion of Counsel, that such amendment or supplemental indenture is valid and binding on the Issuer of the relevant series of Notes and, if applicable, the Guarantors thereof in accordance with its terms.

ARTICLE VIII

Satisfaction and Discharge of Indenture; Defeasance

SECTION 8.01.    Satisfaction and Discharge of Liability on Notes; Defeasance. (a) This Indenture will be discharged and will cease to be of further effect with respect to any Notes or any series of Notes (except as to rights of registration of transfer or exchange of Notes and rights to receive principal of and premium, if any, and interest on such Notes) as to all outstanding Notes of such series issued hereunder when:

(1)    either:

(A)    all the Notes of such series that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer of such series and thereafter repaid to such Issuer or discharged from this trust) have been delivered to the applicable Paying Agent for cancellation; or

(B)    all Notes of such series not delivered to such Paying Agent for cancellation otherwise (i) have become due and payable; (ii) will become due and payable within one year; or (iii) have been called for redemption within one year pursuant to the provisions described in the form of notes of such series and, in any case, the Issuer of such series or, if applicable, any Guarantor thereof has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders of such Notes, (x) money in the currency in which payment of the Notes of such series is to be made in an amount; (y) Government Obligations with respect to such series, maturing as to principal and interest at such times and in such amounts as will ensure the availability of money in the currency in which payment of the Notes of such series is to be made in an amount; or (z) a combination thereof, that is sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire indebtedness (including all principal and accrued interest) on the Notes of such series not theretofore delivered to such Paying Agent for cancellation;

(2)    the Issuer of such series or, if applicable, any Guarantor thereof has paid all sums payable by it with respect to such series under this Indenture; and

(3)    the Issuer of such series has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes of such series at maturity or on the Redemption Date, as the case may be.

In addition, the Issuer of such series must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

(b)    Subject to clause (c) of this Section 8.01 and Section 8.02, the Issuer of the relevant series of Notes may, at its option and at any time, elect to have its obligations and, if applicable, the obligations of the Guarantors thereof discharged with respect to the outstanding Notes of a series (“Legal Defeasance”). Legal Defeasance means that the Issuer of the relevant series of Notes and, if applicable, the Guarantors of such series shall be deemed to have paid and discharged the entire indebtedness represented by the Notes of such series and, if applicable, the related Guarantees, and this Indenture shall cease to be of further effect as to all outstanding Notes of such series and, if applicable, the related Guarantees, on the 91st day after the applicable conditions described in Section 8.02 have been satisfied, except as to:

(1)    the rights of Holders of such series of Notes issued under this Indenture to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due solely out of the trust created pursuant to this Indenture;

(2)    such Issuer’s obligations with respect to such series Notes concerning issuing temporary Notes under Section 2.11, registration of Notes under Section 2.04, mutilated, destroyed, lost or stolen Notes under Section 2.08, and the maintenance of an office or agency for payment under Section 2.04 and money for security payments held in trust under Section 2.05;

(3)    the rights, powers, trust, duties, and immunities of the Trustee, and such Issuer’s obligation in connection therewith; and

(4)    the applicable provisions of this Article VIII.

In addition, the Issuer of the relevant series of Notes may, at its option and at any time, elect to have its obligations and, if applicable, the obligations of the Guarantors thereof released with respect to (A) their respective obligations under Sections 4.09 and 4.10 with respect to the outstanding Notes of a series and (B) the operation of Section 5.01 (“Covenant Defeasance”) on and after the conditions in Section 8.02 with respect to Covenant Defeasance are satisfied, and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to such Notes. Such Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

(c)    If the Issuer of the relevant series of Notes exercises its Legal Defeasance option, payment of the Notes of such series may not be accelerated because of an Event of Default with respect thereto.

(d)    Upon satisfaction of the conditions set forth herein and upon request of the Issuer of the relevant series of Notes, the Trustee shall acknowledge in writing the discharge of those obligations that such Issuer terminates.

(e)    Notwithstanding clauses (a) and (b) of this Section 8.01, the obligations of the Issuer of the relevant series of Notes in Sections 2.04, 2.06, 2.07, 2.08, 6.06, 8.05 and 8.06 shall survive with respect to such series of Notes until such time as the Notes of such series have been paid in full. Thereafter, such Issuer’s obligations in Sections 6.06, 8.05 and 8.06 shall survive.

SECTION 8.02.    Conditions to Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes of any series:

(a)    the Issuer of such series must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the Holders of the Notes of such series (i) money in the currency in which payment of the Notes of such series is to be made in an amount, (ii) Government Obligations with respect to such series, maturing as to principal and interest at such times and in such amounts as will ensure the availability of money in the currency in which payment of the Notes of such series is to be made in an amount or (iii) a combination thereof, that will be sufficient (without consideration of any reinvestment of interest) in the opinion of a certified public accounting firm of national reputation selected by such Issuer, to pay the principal of and interest on the Notes of such series on the stated date for payment or on the Redemption Date of the principal or installment of principal of, or interest on such series of Notes;

(b)    in the case of Legal Defeasance, the Issuer of such series shall have delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred, which opinion must be based either on a change in the applicable U.S. federal income tax laws or regulations occurring after the date hereof or such Issuer having received a ruling from, or published by, the Internal Revenue Service to that effect;

(c)    in the case of Covenant Defeasance, the Issuer of such series shall have delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

(d)    no Default or Event of Default shall have occurred and be continuing on the date of such deposit; and

(e)    the Issuer of such series shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes of the applicable series when due, then the obligations of the Issuer and, if applicable, the Guarantors thereof under this Indenture will be revived with respect to such series and no such defeasance will be deemed to have occurred.

SECTION 8.03.    Deposited Money and Government Obligations To Be Held in Trust; Other Miscellaneous Provisions. All money and Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.02(a) in respect of the outstanding Notes of a series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer of the relevant series of Notes shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 8.02(a) or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer of the relevant series of Notes from time to time upon a request of such Issuer any money or Government Obligations held by it as provided in Section 8.02(a) which, in the opinion of a certified public accounting firm of national reputation selected by such Issuer expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.04.    Reinstatement. If the Trustee is unable to apply any money or Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Issuer of the relevant series of Notes under this Indenture and the applicable Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee is permitted to apply all such money or Government Obligations in accordance with Section 8.01; provided that if such Issuer has made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of its obligations, such Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Obligations held by the Trustee.

SECTION 8.05.    Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuer of the relevant series of

Notes, be paid to the Trustee, or if sufficient moneys have been deposited with the Trustee pursuant to Section 8.02(a), any excess funds to such Issuer upon a request of such Issuer, and thereupon the applicable Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 8.06.    Moneys Held. Subject to any applicable abandoned property laws, any money deposited with the Trustee or a Paying Agent, or then held by the Issuer of the relevant series of Notes, for the payment of the principal of (and premium, if any) or interest on the Notes of a series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to such Issuer on Company Order, or (if then held by such Issuer) shall be discharged; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to such Issuer for payment thereof, and all liability of the Trustee or the relevant Paying Agent with respect to such money, and all liability of such Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or the such Paying Agent, before being required to make any such repayment, may at the expense of such Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to such Issuer.

ARTICLE IX

Guarantees

SECTION 9.01.    Guarantee. (a) The Parent hereby fully and unconditionally guarantees the Notes issued by BATCAP and BATIF (the “Subsidiary Issuers”) under this Indenture and the obligations of the Subsidiary Issuers hereunder and thereunder, and guarantees to each Holder of a Note issued by a Subsidiary Issuer and authenticated and delivered by the applicable Authentication Agent, and to the Trustee on behalf of such Holder, that (i) the principal of (and premium, if any) and interest on such Notes will be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including, without limitation, the amount that would become due but for the operation of any automatic stay provision of any Bankruptcy Law), together with interest on the overdue principal, if any, and all other obligations of the relevant Subsidiary Issuer to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any such Notes or of any such other obligations, the same will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 9.03.

The Parent hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against any of the Subsidiary Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Parent.

(b)    The Parent hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of a Subsidiary Issuer, any right to require a proceeding first against the relevant Subsidiary Issuer or any other Person, protest, notice and all demands whatsoever and covenants that, subject to Section 9.05, the Guarantee of the Parent shall not be discharged as to any series of Notes of the Subsidiary Issuers, unless paid or provided for in accordance with the obligations contained in such series of Notes, this Indenture and such Guarantee. The Parent acknowledges that the Guarantee is a guarantee of payment and not of collection. The Parent hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note, whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against the Parent to enforce the Parent’s Guarantee without first proceeding against the relevant Subsidiary Issuer or, if applicable, any other Guarantor. The Parent agrees that if, after the occurrence and during the continuance of an Event of Default in respect of a series of Notes of a Subsidiary Issuer, the Trustee or any of the Holders of such Notes are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, the Parent will pay to the Trustee for the account of the relevant Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of such Holders.

(c)    If any Holder of a Note issued by a Subsidiary Issuer or the Trustee is required by any court or otherwise to return to the relevant Subsidiary Issuer or the Parent, or any custodian, trustee, liquidator or other similar official acting in relation to either such Subsidiary Issuer or the Parent, any amount paid by any of them to the Trustee or such Holder, the Parent’s Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Parent further agrees that, as between the Parent, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Article IX, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article V for the purposes of the Parent’s Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article V, such obligations (whether or not due and payable) shall forthwith become due and payable by the Parent for the purpose of its Guarantee.

(d)    The Parent’s Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the relevant Subsidiary Issuer for liquidation or reorganization, should such Subsidiary Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Subsidiary Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the relevant Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on such Notes, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, such Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 9.02.    Severability. In case any provision of the Parent’s Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 9.03.    Limitation of Liability. The Parent and by its acceptance hereof each Holder of a Note issued by a Subsidiary Issuer confirms that it is the intention of all such parties that the guarantee by the Parent pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, such Holders and the Parent hereby irrevocably agree that the obligations of the Parent under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of the Parent and, if applicable, after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to this Article IX, result in the obligations of the Parent under its Guarantee constituting such fraudulent transfer or conveyance.

SECTION 9.04.    Subrogation. The Parent shall be subrogated to all rights of Holders of the Notes issued by the Subsidiary Issuers against the relevant Subsidiary Issuer in respect of any amounts paid by the Parent pursuant to the provisions of Section 9.01; provided, however, that if an Event of Default has occurred and is continuing, the Parent shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Parent under this Indenture or the Notes issued by the Subsidiary Issuers shall have been paid in full.

SECTION 9.05.    Reinstatement. The Parent hereby agrees that the Guarantee provided for in Section 9.01 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder of a Note issued by the Subsidiary Issuers to the relevant Subsidiary Issuer upon the bankruptcy or insolvency of such Subsidiary Issuer or the Parent.

SECTION 9.06.    Benefits Acknowledged. The Parent acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its Guarantee is knowingly made in contemplation of such benefits.

SECTION 9.07.    Additional Guarantors. The Parent will guarantee the Notes issued by BATCAP and BATIF, and one or more of BATCAP (if it is not the Issuer), BATIF (if it is not the Issuer), BATNF and RAI may guarantee any series of Notes issued under this Indenture (each of them and any other Guarantor that is a subsidiary of the Parent (a “Subsidiary Guarantor”). The terms of Sections 9.01 through 9.06 will be applicable, mutatis mutandi, to any Subsidiary Guarantor and its Guarantee unless otherwise set out in the applicable Officer’s Certificate or supplemental indenture establishing any series of Notes. If there is more than one Guarantor for a particular series of Notes (including when the Parent is one of such Guarantors), the following provisions will apply:

(a)    Contribution: In order to provide for just and equitable contribution among the Guarantors of such series of Notes, such Guarantors will agree, inter se, that in the event any payment or distribution is made by any Guarantor under a Guarantee, such Guarantor will be entitled to a contribution from any other Guarantor in a pro rata amount based on the net assets of each Guarantor determined in accordance with IFRS.

(b)    Release: Without the consent of the Trustee or the relevant Holders, any Subsidiary Guarantor, other than BATCAP, BATIF and BATNF, will automatically and unconditionally be released from all obligations under its Guarantee, and such Guarantee shall thereupon terminate and be discharged and of no further force or effect, in the event that (i) its guarantee of all then outstanding notes issued under the EMTN Programme is released; or (ii) at substantially the same time its Guarantee of the Notes is terminated, the Subsidiary Guarantor is released from all obligations in respect of indebtedness for borrowed money for which such Subsidiary Guarantor is an obligor (as a guarantor or borrower). For purposes of this Section 9.07(b), the amount of a Subsidiary Guarantor’s indebtedness for borrowed money shall not include (a) the Notes issued pursuant to this Indenture; (b) any other debt the terms of which permit the termination of such Subsidiary Guarantor’s guarantee of such debt under similar circumstances, as long as such Subsidiary Guarantor’s obligations in respect of such other debt are terminated at substantially the same time as its guarantee of the Notes; (c) any debt that is being refinanced at substantially the same time that the guarantee of the Notes is being released; provided that any obligations of the relevant Subsidiary Guarantor in respect of the debt that is incurred in the refinancing shall be included in the calculation of the relevant Subsidiary Guarantor’s indebtedness for borrowed money; and (d) for the avoidance of doubt, any debt in respect of which such Subsidiary Guarantor is an obligor (as a guarantor or borrower) (A) between or among the Parent and any subsidiary or subsidiaries thereof; or (B) between or among any subsidiaries of the Parent.

ARTICLE X

Miscellaneous

SECTION 10.01.    Notices. Except for notice or communications to Holders, any notice or communication shall be given in writing and is duly given when received if delivered in person, when receipt is acknowledged if sent by facsimile, on the next Business Day if timely delivered by a nationally recognized courier service that guarantees overnight delivery or if mailed by first-class mail guaranteeing next day delivery, postage prepaid, addressed as follows:

If to any Issuer:

British American Tobacco p.l.c.

Globe House

4 Temple Place

London WC2R 2PG United Kingdom

Facsimile: +44 (0)20 7845 0555

Attention: Company Secretary

With a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP

CityPoint

1 Ropemaker Street

London EC2Y 9HR United Kingdom

Facsimile: +44 (0)20 7860 1150

Attention: Alyssa K. Caples

If to the Trustee:

Mailing Address:

Citibank, N.A. Agency & Trust

388 Greenwich Street

New York, NY 10013

Facsimile: (347) 394-0960

Attention: Kerry Hehir

If to the Authentication Agent, Registrar, Transfer Agent, Paying Agent and Calculation Agent:

Mailing Address:

Citibank, N.A. Agency & Trust

388 Greenwich Street

New York, NY 10013

Facsimile: (347) 394-0960

Attention: Kerry Hehir

Such notices or communications shall be effective and sufficiently given if so given within the manner and time prescribed in this Indenture; provided, however, that notwithstanding the foregoing, no notice or communication to the Trustee, any Agent, any Issuer or any Guarantor shall be deemed duly given until actually received by the Trustee, such Agent, any Issuer or any Guarantor, as applicable.

The Issuers, the Guarantors (if any), the Trustee or the Agents by written notice to the others may designate additional or different addresses for subsequent notices or communications.

The Trustee and each Agent shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by email, facsimile and other similar unsecured electronic methods by persons believed by the Trustee and each Agent, as applicable, to be authorized to give instructions and directions on behalf of any Issuer. The Trustee and each Agent, as applicable, shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions on behalf of such Issuer; and the Trustee and each Agent, as applicable, shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by any Issuer as a result of such reliance upon or compliance with such instructions or directions; provided that such reliance was in good faith. Each Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee or any Agent, as applicable, including without limitation the risk of the Trustee or such Agent acting on unauthorized instructions, and all the risk of interception and misuse by third parties.

Notices to holders of Notes will be given by first-class mail postage prepaid to the last addresses of such holders as they appear in the Notes register. Such notices will be deemed to have been given on the date of such mailing; provided, no such mailing will be required so long as any Global Notes representing the Notes are held in their entirety on behalf of the Depositary or a clearing system, or any of its participants. In such case, there may be substituted for the mailing of notice to holders of Notes described above the delivery of the relevant notices to the Depositary or a clearing system, and (if applicable) its participants, for communication by them to the entitled accountholders. Any such notice shall be deemed to have been given on the day on which the said notice was given to the Depositary or a clearing system, and (if applicable) its participants.

Failure to transmit a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is transmitted in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

If the Issuer of the relevant series of Notes transmits a notice or communication to Holders, it will transmit a copy to the Trustee and each Agent at the same time.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the consultation of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 10.02.    Certificate and Opinion as to Conditions Precedent. Upon any request or application by any Issuer to the Trustee to take any action under this Indenture, if so requested by the Trustee, such Issuer shall furnish to the Trustee:

(a)    an Officer’s Certificate (which must include the statements set forth in Section 10.03) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)    an Opinion of Counsel (which must include the statements set forth in Section  10.03) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 10.03.    Statements Required in Certificate and Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include (other than a certificate provided pursuant to Section 4.12):

(a)    a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 10.04.    Communications by Holders with Other Holders. Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer of the relevant series of Notes, the Trustee, the applicable Registrar and anyone else shall have the protection of TIA §312(c).

SECTION 10.05.    Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The applicable Registrar or the applicable Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.06.    No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee or stockholder of any Issuer, past, present or future, will have any liability for any of such Issuer’s obligations under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 10.07.    Governing Law; Waiver of Jury Trial; Jurisdiction. THE INTERNAL LAW OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR TO SUCH STATUTE) WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

EACH PARTY HEREBY, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, OR IN CONNECTION WITH THIS INDENTURE.

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS INDENTURE AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF MAY BE BROUGHT IN THE COURTS OF THE STATE IN ANY STATE OR FEDERAL COURT IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS INDENTURE, EACH OF THE PARTIES HERETO HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF. THE COMPANY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS REFERRED TO IN SECTION 10.01. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE BROUGHT IN THE COURTS REFERRED TO ABOVE AND TO THE FULLEST EXTENT IT MAY DO SO UNDER APPLICABLE LAW HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED IN ANY OTHER JURISDICTION.

SECTION 10.08.    No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of any Issuer or its respective subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.09.    Successors. All agreements of each Issuer in this Indenture and the Notes will bind its successors. All agreements of the Trustee and each Agent in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 9.07(b).

SECTION 10.10.    Separability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

SECTION 10.11.    Counterpart Originals; Effectiveness. The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes. This Indenture shall become effective as of the date on the cover page of this Indenture upon the execution and delivery hereof by the parties hereto as contemplated hereby.

SECTION 10.12.    Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

SECTION 10.13.    Benefits of Indenture. Nothing in this Indenture expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or to give to, any Person other than the parties hereto and their successors and the Holders of the Notes any benefit or any right, remedy or claim under or by reason of this Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Indenture contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Holders of the Notes.

SECTION 10.14.    Appointment of Agent for Service. Each of BAT, BATIF and, if applicable, any other non-U.S. Guarantors hereby irrevocably designates [                ], as its agent for service of process in any related proceeding arising out of or relating to the performance of its obligations under this Indenture and the Notes brought in any state or federal court in the Borough of Manhattan, The City of New York, and agrees that service of process in any such related proceeding may be made upon it at the office of such agent [and [                ] hereby accepts such designation]. Each Issuer waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each Issuer agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

BRITISH AMERICAN TOBACCO P.L.C.,

by
Name:
Title:

B.A.T CAPITAL CORPORATION,

by
Name:
Title:

B.A.T. INTERNATIONAL FINANCE P.L.C.,

by
Name:
Title:

CITIBANK, N.A., as Trustee

by
Name:
Title:

CITIBANK, N.A., as Authentication Agent, Paying Agent, Transfer Agent, Registrar and Calculation Agent

by
Name:
Title: